Exhibit 10.2

AMENDED AND RESTATED
LIMITED LIABLITY COMPANY AGREEMENT
OF
AEMETIS BIOGAS LLC

THE UNITS ISSUED PURSUANT TO THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. SUCH UNITS MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR AN EXEMPTION THEREFROM, AND COMPLIANCE WITH THE OTHER RESTRICTIONS ON TRANSFERABILITY SET FORTH HEREIN.

Aemetis Biogas LLC
Amended and Restated Limited Liability Company Agreement

Aemetis Biogas LLC
Amended and Restated Limited Liability Company Agreement

ARTICLE 4
DISTRIBUTIONS		15
4.1	Distributions	15
4.2	Limitation on Distributions on Common Units	15
4.3	Certain Taxes	15
ARTICLE 5
MANAGEMENT		16
5.1	General Powers	16
5.2	Composition	17
5.3	Board Actions; Meetings	18
5.4	Officers	18
5.5	Actions Requiring Member Approval	19
5.6	Budget	20
5.7	Other Business Interests	21
5.8	Assets in the Name of the Company	21
5.9	Funds	21
ARTICLE 6
ACCOUNTS AND ACCOUNTING		21
6.1	Records	21
6.2	Accounting	21
6.3	Additional Records	21
6.4	Tax Information	22
6.5	Partnership Representative	22
6.6	Authorization of Partnership Representative	22
ARTICLE 7
MEMBERSHIP—MEETINGS AND VOTING		23
7.1	Member Authority	23
7.2	Voting	23
7.3	Series A Preferred Unit Protective Provisions	23
7.4	Meetings of Members	25
7.5	Record Date	25
7.6	Adjournment of Meeting of Members	26
7.7	Attendance at Meeting; Proxies; etc	26
7.8	Voting	26
7.9	Telephonic and Video Meetings	26
7.10	Written Action	26
ARTICLE 8
UNITS; TRANSFERS		27
8.1	Unit Certificates	27
8.2	Restrictions on Transfers	28
8.3	Expenses	28
8.4	Transfers Generally; Substitute Members	29
8.5	Closing Date	30
8.6	Effect of Incapacity	30
8.7	No Appraisal Rights	30
8.8	Effect of Non-Compliance.	30

Aemetis Biogas LLC
Amended and Restated Limited Liability Company Agreement

ARTICLE 9
DISSOLUTION AND WINDING UP		31
9.1	Events of Dissolution	31
9.2	Procedure for Winding Up	31
9.3	Accounting	31
9.4	Certificate of cancellation	31
9.5	Recourse for Claims	32
ARTICLE 10 CONFIDENTIALITY		32
10.1	Confidentiality	32
ARTICLE 11
INDEMNIFICATION; EXCULPATION; FIDUCIARY DUTIES		33
11.1	Indemnification	33
11.2	Exculpation	33
11.3	Competitive Activities	34
11.4	Indemnification of Employees and Agents	34
11.5	Appearance as a Witness	34
11.6	Nonexclusivity of Rights	34
11.7	Insurance	34
11.8	Savings Clause	35
ARTICLE 12 ATTORNEY-IN-FACT AND AGENT		35
12.1	Performance of Duties; No Liability of Members, Managers and Officers	35
ARTICLE 13
GENERAL PROVISIONS		35
13.1	Notice	35
13.2	Amendment and Waiver	36
13.3	Effect of Waiver and Consent	36
13.4	Entire Agreement	36
13.5	Counterparts	36
13.6	Governing Law	36
13.7	Remedies.	37
13.8	Public Announcements	37
13.9	Further Assurances	37
13.10	severability	37
13.11	No Agency	37
13.12	Headings	37
13.13	Time of the Essence	37
13.14	No Third Party Beneficiaries	34
13.15	Acknowledgement	34
13.16	No Interest in Specific Property	35
13.17	Attorneys’ Fees and Expenses	35
ARTICLE 14
DEFINITIONS		35
14.1	Defined Terms	35
14.2	Construction	45

Aemetis Biogas LLC
Amended and Restated Limited Liability Company Agreement

AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
AEMETIS BIOGAS LLC

This AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) of Aemetis Biogas LLC, a Delaware limited liability company (the “Company”), is entered into effective as of December 19, 2018 (the “Effective Date”), by and among the Company, Aemetis, Inc., a Nevada corporation (“Aemetis”), and Protair-X Americas, Inc., a Delaware corporation. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in Article 14.

RECITALS

A.           On February 27, 2018, Aemetis caused the Company to be formed as a limited liability company in accordance with the California Act.

B.           Aemetis is a party to that certain Operating Agreement of the Company dated as of March 23, 2018 (the “Original Operating Agreement”).

C.           In anticipation of the admission of Investor as a new Member and concurrent equity financing of the Company, the Company was converted from a California limited liability company to a Delaware limited liability company effective September 7, 2018.

D.           The Company and the Members desire to amend and restate the Original Operating Agreement in its entirety and continue the operations of the Company on the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Members, intending to be legally bound, hereby amend and restate the Original Operating Agreement and agree as follows:

ARTICLE 1
CERTIFICATE OF FORMATION

1.1           Formation of the Company

The Company was originally formed as a California limited liability company on February 27, 2018, by the filing of the Articles of Organization in the office of the Secretary of State of the State of California pursuant to the California Act. Effective September 7, 2018, the Company was converted to a Delaware limited liability company by the filing of a Certificate of Conversion and the Certificate of Formation with the Secretary of State of the State of Delaware. The Original Operating Agreement is hereby amended and restated in its entirety, and the Company is continued on the terms set forth herein. Except as provided herein, the rights, duties and liabilities of each Member will be as provided in the Delaware Act. To the extent that the rights, powers, duties, obligations and liabilities of any Member are different by reason of any provision of this Agreement than they would be under the Delaware Act in the absence of such provision, this Agreement shall, to the extent permitted by the Delaware Act, control. A copy of the Certificate of Formation of the Company, as in effect on the Effective Date, is attached hereto as Exhibit 1 (the “Certificate of Formation”).

Aemetis Biogas LLC
Amended and Restated Limited Liability Company Agreement

1.2           Name of the Company

The name of the Company is Aemetis Biogas LLC. The Company may conduct business in such name or such other names that comply with applicable Law as the Board may select from time to time.

1.3           Principal Executive Office

The address of the Company’s principal executive office is 20400 Stevens Creek Blvd, Suite 700, Cupertino, CA 95014, or any other place or places determined by the Board from time to time.

1.4           Registered Agent

The address of the Company’s registered office in the State of Delaware is 850 New Burton Road, Suite 201, Dover, Delaware 19904. The Company’s registered agent at such address is National Corporate Research, Ltd. The Board may from time to time change the Company’s agent for service of process in the State of Delaware.

1.5           Purpose

The Company may engage in any lawful act or activity for which a limited liability company may be formed under the Delaware Act.

1.6           Term

The term of the Company commenced on February 27, 2018, the date the Articles of Organization were filed with the office of the Secretary of State of the State of California, and shall continue until terminated by the provisions of this Agreement or as provided by Law.

1.7           Fiscal Year

The fiscal year of the Company shall end on December 31 of each calendar year unless, for United States federal income tax purposes, another fiscal year is required. The Company shall have the same fiscal year for United States federal income tax purposes and for accounting purposes.

1.8           No State Law Partnership

Except to the extent provided in the next sentence, the Members intend that the Company shall not be a partnership (including, without limitation, a limited partnership) or joint venture, and that no Member or Officer shall be a partner or joint venturer of any other Member or Officer, for any purposes, and this Agreement shall not be construed to the contrary. Notwithstanding the foregoing, the Members intend that the Company shall be treated as a partnership for U.S. federal and, if applicable, state or local income tax purposes, and that each Member and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment.

1.9           No Liability of Members

Except as expressly provided otherwise in this Agreement or in the Delaware Act, no Member (absent a separate written agreement by such Member to the contrary) shall be liable for any debts, liabilities, contracts or obligations of the Company whatsoever. The failure of the Company to observe any formalities or requirements relating to the exercise of its powers under this Agreement or the Delaware Act shall not be grounds for imposing personal liability on any Member for the debts, obligations or liabilities of the Company.

Aemetis Biogas LLC
Amended and Restated Limited Liability Company Agreement

1.10           Representations and Warranties

Each Member hereby represents and warrants to the Company and each other Member that:

(a)           Power and Authority. Such Member has full power and authority to enter into this Agreement and to perform its obligations hereunder;

(b)           No Conflicts. The execution, delivery and performance of this Agreement do not conflict with any other agreement or arrangement to which such Member is a party or by which it or its assets are bound;

(c)           Contributed Property. All property contributed to the Company by such Member, and any property thereafter to be contributed to the Company by such Member, has been or will be duly and lawfully acquired;

(d)           Own Account. Such Member has acquired or is acquiring its Units in the Company for investment purposes only for its own account and not with a view to any distribution, reoffer, resale or other disposition that is not in compliance with the Securities Act or any applicable state securities Laws;

(e)           Expertise. Such Member alone, or together with its representatives, possesses such expertise, knowledge and sophistication in financial and business matters generally, and in the type of transactions in which the Company proposes to engage in particular, that such Member is capable of evaluating the merits and economic risks of acquiring and holding Units, and that such Member is able to bear all such economic risks now and in the future;

(f)           Awareness of Economic Risk. Such Member is aware that it must bear the economic risk of such Member’s investment in the Company for an indefinite period of time because Units have not been registered under the Securities Act or under the securities laws of any state, and, therefore, such Units cannot be sold unless they are subsequently registered under the Securities Act and any applicable state securities laws or an exemption from registration is available;

(g)           Transfer Restrictions. Such Member is aware that this Agreement provides restrictions on the ability of a Member to Transfer Units, and such Member will not seek to effect any Transfer other than in accordance with such restrictions; and

(h)           Accredited Investor. Such Member is, and at such time that it makes any additional Capital Contributions to the Company, will be an “accredited investor” within the meaning of Rule 501 under the Securities Act (an “Accredited Investor”) unless such status as an Accredited Investor is not required in order for the Transfer of Units to such Member to be exempt from registration under the Securities Act.

ARTICLE 2
CAPITAL CONTRIBUTIONS; UNITS; CAPITAL Accounts

2.1           Capital Contributions

(a)           On the Effective Date, the Investor made Capital Contributions pursuant to and in the amounts required by the Purchase Agreement.

Aemetis Biogas LLC
Amended and Restated Limited Liability Company Agreement

(b)           Prior to the Effective Date, Aemetis made a Capital Contribution in the amount set forth on the Unit Ownership Ledger (as defined below).

(c)           After the Effective Date and with no further approvals required under this Agreement, Investor may make additional Capital Contributions in exchange for issuance of Series A Preferred Units in accordance with, and subject to, the terms and conditions of the Purchase Agreement.

(d)           From and after the Effective Date, no Member shall be required to make any Capital Contributions, except as required by the Purchase Agreement.

2.2           Authorized Units

(a)           The Membership Interests shall be represented by issued and outstanding Units, which may be divided into one or more types, classes or series. Each type, class or series of Units shall have the privileges, preference, duties, liabilities, obligations and rights, including voting rights, if any, set forth in this Agreement and the Purchase Agreement with respect to such type, class or series.

(b)           The Units of the Company shall consist of 6,000,000 Common Units, 6,000,000 Series A Preferred Units, and the Conversion Units. The Company is authorized to issue 11,000,000 Common Units (which includes the Conversion Units) and 6,000,000 Series A Preferred Units. The Company has issued 6,000,000 Common Units to Aemetis. Subject to the terms and conditions set forth in this Agreement and in the Purchase Agreement, the Company has issued on the Initial Closing Date (as defined in the Purchase Agreement) 1,660,000 Series A Preferred Units to the Investor. The rights, preferences, privileges, and restrictions granted to or imposed upon the Common Units are set forth below in this Agreement and in the Purchase Agreement. The rights, preferences, privileges, and restrictions granted to or imposed upon the Series A Preferred Units are described in this Agreement and in the Purchase Agreement. Each Member that is not a party to the Purchase Agreement consents in all respects and for all purposes to the terms and conditions of the Purchase Agreement, authorizes the Company to enter into and perform its obligations under the Purchase Agreement, and agrees that the Purchase Agreement is a binding obligation of the Company. In the event of an inconsistency between the Purchase Agreement and this Agreement, the Purchase Agreement shall control and prevail.

(c)           All Members acknowledge and agree that the Capital Contributions set forth on Schedule A represent the amount of money and/or property contributed by the Members to the Company as of the Effective Date.

2.3           Unit Ownership Ledger

The Company shall create and maintain a ledger (the “Unit Ownership Ledger”), a copy of which as in effect on the Effective Date is attached hereto as Schedule A, setting forth the name and address of each Member, the number of each class of Units held of record by each such Member, and the amount of the Capital Contribution made (or deemed to be made) with respect to such Units. Upon any change in the number or ownership of outstanding Units (whether upon an issuance of Units, a Transfer of Units, a cancellation of Units or otherwise), the Company shall amend and update the Unit Ownership Ledger. Absent manifest error, the ownership of Units recorded on the Unit Ownership Ledger shall be conclusive record of the Units that have been issued and are outstanding. Any reference in this Agreement to the Unit Ownership Ledger shall be deemed a reference to the Unit Ownership Ledger as amended and in effect from time to time.

Aemetis Biogas LLC
Amended and Restated Limited Liability Company Agreement

2.4           Preference Payment

The Series A Preferred Units will accrue Preference Payments (as defined in the Purchase Agreement), commencing on the second anniversary of the Initial Closing Date, of $0.50 per Series A Preferred Unit per calendar year, payable quarterly. Additional terms and conditions with respect to Preference Payments by the Company are contained in Section 6.3 of the Purchase Agreement and are incorporated herein by reference.

2.5           Liquidation Preference

In the event of any Liquidation (as defined in the Purchase Agreement), the holders of Series A Preferred Units will be entitled to receive in preference to all other Membership Interests an amount equal to $15.00 per Series A Preferred Unit (“Liquidation Preference”). Additional terms and conditions with respect to the Liquidation Preference are contained in Section 6.4 of the Purchase Agreement and are incorporated herein by reference.

2.6           Conversion

Each holder of Series A Preferred Units shall have the right to convert each of its Series A Preferred Units, at the option of such holder, into one Common Unit; provided, that, the Common Units resulting from such conversion shall have terms and conditions identical to those of the Common Units held by Aemetis. The total number of Common Units into which Series A Preferred Units may be converted shall not exceed 1,200,000 Common Units or 5,000,000 Common Units in the event of a Trigger Event (as defined in the Purchase Agreement), subject in each case to adjustment to reflect dilutive events such as stock dividends, stock splits and stock consolidations. Additional terms and conditions with respect to the conversion of Series A Preferred Units into Common Units are contained in Section 6.5 of the Purchase Agreement and are incorporated herein by reference.

2.7           Redemption of Series A Preferred Units

The Company unconditionally and irrevocably agrees to redeem the Series A Preferred Units in accordance with Section 6.9 of the Purchase Agreement, which is incorporated herein by reference.

2.8           Preemptive Rights

The holders of the Series A Preferred Units shall have the preemptive rights set forth in Section 6.10 of the Purchase Agreement, which is incorporated herein by reference.

2.9           Capital Accounts

An individual Capital Account for each Member shall be maintained in accordance with the requirements of Treasury Regulation §1.704-1(b)(2)(iv) and adjusted in accordance with the following provisions:

(a)           A Member’s Capital Account shall be increased by that Member’s Capital Contributions, that Member’s share of Profits, and any items in the nature of income or gain that are specially allocated to that Member under Article 3

(b)           A Member’s Capital Account shall be increased by the amount of any Company liabilities assumed by that Member subject to and in accordance with the provisions of Treasury Regulation §1.704-1(b)(2)(iv)(c).

Aemetis Biogas LLC
Amended and Restated Limited Liability Company Agreement

(c)           A Member’s Capital Account shall be decreased by (a) the amount of cash distributed to that Member; (b) the Fair Market Value of any property of the Company so distributed, net of liabilities secured by the distributed property that the distributee Member is considered to assume or to be subject to under Internal Revenue Code §752; and (c) the amount of any items in the nature of expenses or losses that are specially allocated to that Member under Article 3.

(d)           A Member’s Capital Account shall be reduced by the Member’s share of any expenditures of the Company described in Internal Revenue Code §705(a)(2)(B) or that are treated as IRC section 705(a)(2)(B) expenditures under Treasury Regulation §1.704-1(b)(2)(iv)(i) (including syndication expenses and losses nondeductible under Internal Revenue Code §267(a)(1) or §707(b)).

(e)           If any Transferable Interest (or portion thereof) is Transferred, the transferee of the Transferable Interest or portion shall succeed to the transferor’s Capital Account corresponding to the interest or portion.

(f)           The principal amount of a promissory note that is not readily traded on an established securities market and that is contributed to the Company by the maker of the note shall not be included in the Capital Account of any Person until the Company makes a taxable disposition of the note or until (and to the extent) principal payments are made on the note, all in accordance with Treasury Regulation §1.704-1(b)(2)(iv)(d)(2).

(g)           Each Member’s Capital Account shall be increased or decreased as necessary to reflect a revaluation of the Company’s property assets in accordance with the requirements of Treasury Regulation §§1.704-1(b)(2)(iv)(f) and 1.704-1(b)(2)(iv)(g), including the special rules under Treasury Regulation §1.701-1(b)(4), as applicable. The provisions of this Agreement respecting the maintenance of Capital Accounts are intended to comply with Treasury Regulation §1.704-1(b) and shall be interpreted and applied in a manner consistent with those Regulations.

(h)           Series A Preferred Unit Capital Accounts shall not exceed $15.00 per unit plus any accrued but unpaid Preference Payments discussed in Article 2.4 of this Operating Agreement and Section 6.3 of the Series A Preferred Unit Purchase Agreement.

2.10           Interest

No interest shall be paid on Capital Contributions or on the balance of a Member’s Capital Account except in the event that Series A Preferred Units are required to be redeemed on any Redemption Date and are not redeemed in accordance with the Series A Preferred Unit Purchase Agreement, the Members Capital Account for the Series A Preferred Units shall bear interest at a per annum rate equal to ten percent (10%), compounded daily.

ARTICLE 3
ALLOCATIONS OF PROFITS AND LOSSES

3.1           Allocation of Profits and Losses

The Profits and Losses of the Company and items of Company income, gain, loss, deduction, or credit shall be allocated as set forth in Exhibit 2 attached to this Agreement. The Profits and Losses of the Company and all items of Company income, gain, loss, deduction, or credit shall be allocated, for Company book purposes and for tax purposes, to each Member in accordance with the allocation as set forth in Exhibit 2.

Aemetis Biogas LLC
Amended and Restated Limited Liability Company Agreement

3.2           Definitions of Profits and Losses

As used in this Agreement, “Profits and Losses” means, for each fiscal year or other period specified in this Agreement, an amount equal to the Company’s taxable income or loss for that year or period, determined in accordance with Internal Revenue Code §703(a), including all Tax Items required to be stated separately under Internal Revenue Code §703(a)(1), with the following adjustments:

(a)           Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses shall be added to taxable income or loss;

(b)           Any expenditures of the Company described in Internal Revenue Code §705(a)(2)(B) or treated as Internal Revenue Code §705(a)(2)(B) expenditures under Treasury Regulation §1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Profits or Losses shall be subtracted from taxable income or shall increase that loss; and, notwithstanding the foregoing provisions of this Section 3.1, any items of income, gain, loss, or deduction that are specially allocated shall not be taken into account in computing Profits or Losses under Section 3.1.

3.3           Additional Definitions

The following definitions shall apply for purposes of this Article 3.

(a)           “Adjusted Capital Account Deficit” means, with respect to any Member, the deficit balance, if any, in the Member’s Capital Account as of the end of the relevant fiscal year of the Company, after the Member’s Capital Account has been adjusted as follows: (1) increased by the amount of the Member’s share of Company Minimum Gain and Member Nonrecourse Debt Minimum Gain, and (2) decreased by the amount of the items described in Treasury Regulation §1.704-1(b)(2)(ii)(d)(4)-(6).

This definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Treasury Regulation §1.704-1(b)(2)(ii)(d) and shall be interpreted consistently with that Regulation.

(b)           “Company Minimum Gain” has the meaning set forth in Treasury Regulation §1.704-2(d)(1).

(c)           “Member Nonrecourse Debt” is defined in Treasury Regulation §1.704-2(b)(4).

(d)           “Member Nonrecourse Debt Minimum Gain” for a fiscal year of the Company means the net increase in Minimum Gain attributable to Member Nonrecourse Debt, determined as set forth in Treasury Regulation §1.704-2(i)(2).

(e)           “Member Nonrecourse Deductions” has the meaning set forth in Treasury Regulation §1.704-2(i)(2). For any Company fiscal year, the amount of Member Nonrecourse Deductions with respect to a Member Nonrecourse Debt equals the net increase during that fiscal year in Member Nonrecourse Debt Minimum Gain attributable to that Member Nonrecourse Debt during that fiscal year, reduced (but not below zero) by the amount of any distributions during that year to the Member bearing the economic risk of loss for Member Nonrecourse Debt if the distributions are both from the proceeds of the Member Nonrecourse Debt and are allocable to an increase in Member Nonrecourse Debt Minimum Gain attributable to the Member Nonrecourse Debt, all as determined according to the provisions of Treasury Regulation §1.704-2(i)(2). In determining Member Nonrecourse Deductions, the ordering rules of Treasury Regulation §1.704-2(j) shall be followed.

Aemetis Biogas LLC
Amended and Restated Limited Liability Company Agreement

(f)           “Nonrecourse Deductions” has the meaning set forth in Treasury Regulation §1.704-2(c). The amount of Nonrecourse Deductions for a Company fiscal year equals the net increase in the amount of Company Minimum Gain during that fiscal year, reduced (but not below zero) by the aggregate amount of any distributions during that fiscal year of proceeds of a Nonrecourse Liability that are allocable to an increase in Company Minimum Gain.

(g)           “Nonrecourse Liability” has the meaning set forth in Treasury Regulation §1.752-1(a)(2).

3.4           Special Allocations

The following special allocations shall be made in the following order:

(a)           Company Minimum Gain Chargeback. If there is a net decrease in Company Minimum Gain during a fiscal year, each Member shall be allocated, before any other allocation under this Section, items of Company income and gain for the fiscal year equal to that Member’s share of the net decrease in Company Minimum Gain as determined in accordance with Treasury Regulation §1.704-2(g)(2).

(b)           Member Nonrecourse Debt Minimum Gain Chargeback. If there is a net decrease in Member Nonrecourse Debt Minimum Gain during a fiscal year (as defined in the Regulations), any Member with a share of the Member Nonrecourse Debt Minimum Gain attributable to that Member’s Nonrecourse Debt as of the beginning of the fiscal year should be allocated items of Company income and gain for that year (and, if necessary, subsequent years) equal to that Member’s share of the net decrease in Member Nonrecourse Debt Minimum Gain. A Member’s share of net decrease in Member Nonrecourse Debt Minimum Gain shall be determined under Treasury Regulation §1.704-2(g)(2). A Member shall not be subject to the foregoing chargeback to the extent permitted under Treasury Regulation §1.704-2(i)(4).

(c)           Qualified Income Offset. If any Member unexpectedly receives an adjustment, allocation, or distribution described in Treasury Regulation §1.704-1(b)(2)(ii)(d)(4), (d)(5), or (d)(6), that Member shall be allocated items of Company income and gain (consisting of a pro rata portion of each item of Company income, including gross income and gain for that fiscal year) in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of that Member as quickly as possible; provided that an allocation under this Section 3.4(c) shall be made only if and to the extent that the Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Agreement have been made as if this Section 3.4(c) were not in the Agreement.

(d)           Gross Income Allocation. In the event any Member has a deficit Capital Account at the end of any Company fiscal year in excess of the sum of:

(1)           The amount the Member is obligated to restore under any provision of this Agreement, and

(2)           The amount the Member is deemed to be obligated to restore under Treasury Regulation §1.704-2(g)(1), (i)(5), each such Member shall be specially allocated items of Company income in the amount of the excess as quickly as possible; except that an allocation under this Section 3.4(d) shall be made only if and to the extent that the Member would have a deficit Capital Account in excess of that sum after all other allocations provided for in this Article 3 have been made as if Section 3.4(c) and this Section 3.4(d) were not in the Agreement.

Aemetis Biogas LLC
Amended and Restated Limited Liability Company Agreement

(e)           Member Nonrecourse Deductions. Any Member Nonrecourse Deductions for any Company fiscal year shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which those Member Nonrecourse Deductions are attributable in accordance with Treasury Regulation §1.704-2(i)(1).

(f)           Nonrecourse Deductions. Nonrecourse Deductions for any fiscal year shall be specially allocated in proportion to their respective allocations of Profits for that fiscal year.

(g)           Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset under Internal Revenue Code §734(b) or §743(b) is required under Treasury Regulation §1.704-1(b)(2)(iv)(m)(2) or §1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as the result of a distribution to a Member in complete liquidation of the Member’s interest in the Company, the amount of the adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis), and the gain or loss shall be specially allocated to the Members in accordance with their interests in the Company in the event that Treasury Regulation §1.704-1(b)(2)(iv)(m)(2) applies, or to the Partner to whom the distribution was made in the event that Treasury Regulation §1.704-1(b)(2)(iv)(m)(4) applies.

3.5           Allocation of Member Nonrecourse Deductions

Member Nonrecourse Deductions for any fiscal year of the Company shall be allocated to the Members in the same proportion as Profits are allocated under Section 3.1, provided that any Member Nonrecourse Deductions for any fiscal year or other period shall be allocated to the Member who bears (or is deemed to bear) the economic risk of loss with respect to the Member Nonrecourse Debt to which those Member Nonrecourse Deductions are attributable in accordance with Treasury Regulation §1.704-2(i)(2).

3.6           Capital Events

In any fiscal year of the Company, Profits in excess of Losses of the Company resulting from a Capital Event for any fiscal year of the Company shall be allocated to the Members in the same proportion as Profits are allocated under Section 3.1.

3.7           Allocation of Losses

In any Company fiscal year, Losses in excess of Profits of the Company, resulting from a Capital Event for any fiscal year of the Company shall be allocated to the Members in the same proportion as Profits are allocated under Section 3.1. For this purpose, Capital Accounts shall be reduced by the adjustments set forth in Treasury Regulation §1.704-1(b)(2)(ii)(d)(4)-(6).

3.8           Unrealized Appreciation and Depreciation

Any Unrealized Appreciation or Unrealized Depreciation in the values of Company property distributed in kind to all the Members shall be treated in accordance with applicable Law.

Aemetis Biogas LLC
Amended and Restated Limited Liability Company Agreement

3.9           Contributed Property

Any item of income, gain, loss, or deduction with respect to any property (other than cash) that has been contributed by a Member to the capital of the Company, or that has been revalued under the provisions of Section 2.9(g), and that is required or permitted to be allocated to the Member for income tax purposes under Internal Revenue Code §704(c) so as to take into account the variation between the tax basis of the property and its Fair Market Value at the time of its contribution, shall be allocated solely for income tax purposes in the manner required or permitted under Internal Revenue Code §704(c) using the “remedial” method described in Treasury Regulation §1.704-3(b), except that any other method allowable under applicable Regulations may be used for any contribution of property with respect to which there is agreement among the contributing Member and the Managers (and, if the Manager and the contributing Member are Affiliates, a Majority of Members who are not Affiliates of Managers).

3.10           Transferees

A Transferee shall succeed to the pro rata portion of the Capital Account of the Transferor relating to the Membership Interest so Transferred. Except as otherwise provided herein, all items of income, gain, expense, loss, deduction, and credit allocable to any Membership Interest that may have been Transferred during any calendar year shall, if permitted by Law, be allocated between the Transferor and the Transferee based on the portion of the calendar year during which each was recognized as owning that Membership Interest, based upon the interim closing of the books method or such other method as agreed between the Transferor and the Transferee; provided, however, that this allocation must be made in accordance with a method permissible under section 706 of the Internal Revenue Code and the Treasury Regulations thereunder.

3.11           Adjustment of Gross Asset Value

(a) The Gross Asset Value of all Company property shall be adjusted at the following times: (1) on the acquisition of an interest or additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (2) on the distribution of money or other property (other than a de minimis amount) by the Company to a Member as consideration for a Transferable Interest in the Company; and (3) on the liquidation of the Company within the meaning of Treasury Regulation §1.704-1(b)(2)(ii)(g), provided, however, that adjustments under clauses (1) and (2) above shall be made only in the event of a revaluation of Company property under Section 2.9(g) in accordance with Treasury Regulation §1.704-1(b)(2)(iv)(f).

(b)           The Gross Asset Value of Company property shall be increased or decreased to reflect adjustments to the adjusted tax basis of the property under Internal Revenue Code §732, §733, or §743, subject to the limitations imposed by Internal Revenue Code §755 and Treasury Regulation §1.704-1(b)(2)(iv)(m).

(c)           If the Gross Asset Value of an item of property has been determined or adjusted as specified in the definition of “Gross Asset Value in Section 14.1 or pursuant to paragraph (a) or (b) of this Section 3.11, the Gross Asset Value shall be adjusted by the Book Depreciation, if any, taken into account with respect to that property for purposes of computing Profits and Losses.

3.12           Allocation of Tax Items

It is the intent of the Members that each Member’s allocated share of Company Tax Items be determined in accordance with this Agreement to the fullest extent permitted by Internal Revenue Code §704(b)-(c). Notwithstanding anything to the contrary in this Agreement, if the Company is advised that, as a result of the adoption of new or amended regulations under Internal Revenue Code §704(b)-(c), or the issuance of authorized interpretations, the allocations provided in this Agreement are unlikely to be respected for federal income tax purposes, the Managers are granted the power to amend the allocation provisions of this Agreement, on advice of accountants and legal counsel, to the minimum extent necessary for the allocation provisions to be respected for federal income tax purposes.

Aemetis Biogas LLC
Amended and Restated Limited Liability Company Agreement

ARTICLE 4
DISTRIBUTIONS

4.1           Distributions

Except as provided elsewhere in this document all distributions by the Company shall be determined by the Board. Subject to the limitations set forth in the Delaware Act and any other applicable Law, prior to the dissolution, winding-up and liquidation of the Company, the Board may, in its discretion, direct the Company to make distributions of cash or other property to the Members. Notwithstanding any provision to the contrary contained in this Agreement, neither the Company nor the Board, on behalf of the Company, shall be required or permitted to make a distribution to any Member on account of its Membership Interest if such distribution would violate the Delaware Act or other applicable Law.

4.2           Limitation on Distributions on Common Units

Notwithstanding anything to the contrary contained in this Agreement, all distributions and dividends on Common Units shall be subject to the prior approval of the holders of a majority of the Series A Preferred Units in accordance with the terms of the Purchase Agreement and Section 7.3 of this Agreement.

4.3           Certain Taxes

(a)           Distributions and Payments Free of Taxes. Any and all allocations, distributions, payments, advances, or issuances by the Company to Investor (including, for the avoidance of doubt any distributions, payments, advances, or issuances by the Company to Investor under the Purchase Agreement) shall be made free and clear of and without deduction or withholding or other charge for any Covered Taxes, except as required by applicable Law; provided, however, that if the Company shall be required by applicable Law to deduct or withhold any Covered Taxes from such allocations, distributions or payments, then (i) the amounts distributable or payable or advanced shall be increased as necessary so that after making all required deductions or withholdings (including those applicable to additional amounts distributable or payable under this Section 4.3) Investor receives an amount equal to the amount it would have received had no such deduction or withholding been made, (ii) the Company shall make such deductions or withholdings and such amounts shall be borne by Aemetis out of its share of distributions under Section 4.1 (determined before taking into account this Section 4.3), and (iii) the Company shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law.

(b)           Indemnification by the Company and Aemetis. The Company and Aemetis shall indemnify Investor, within ten (10) days after written demand therefor, for the full amount of any Covered Taxes (including Covered Taxes imposed or asserted on or attributable to amounts payable under this Section) paid or payable by Investor on or with respect to any payment by or on account of any obligation of the Company hereunder (including Covered Taxes imposed or asserted on or attributable to amounts payable under this Section 4.3) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Covered Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company by Investor shall be prima facie evidence of the accuracy of the determinations and calculations contained or asserted therein.

Aemetis Biogas LLC
Amended and Restated Limited Liability Company Agreement

(c)           Evidence of Payments. As soon as practicable after any payment of Covered Taxes by the Company to a Governmental Authority, the Company shall deliver to Investor the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment and a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Investor.

(d)           Refunds. If Investor determines, in its sole discretion, that it has received a refund of any Covered Taxes as to which it has been indemnified by the Company and Aemetis or with respect to which the Company has paid additional amounts pursuant to this Section 4.3, it shall pay over such refund to the Company (but only to the extent of indemnity payments made, or additional amounts paid, by the Company under this Section 4.3 with respect to the Covered Taxes giving rise to such refund), net of all out-of-pocket expenses of Investor and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Company, upon the request of Investor, agrees to repay the amount paid over to the Company (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event Investor is required to repay such refund to such Governmental Authority. This Section 4.3(d) shall not be construed to require the Investor to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Company, Aemetis or any other Person.

(e)           Survival. Without prejudice to the survival of any other provisions hereunder, the agreement contained in Section 4.3 shall survive the termination of this Agreement or the Purchase Agreement, the liquidation of the Company, the dissolution of the Company, the withdrawal, resignation or retirement of a Member from the Company, the transfer of a Member’s interest in the Company and the liquidation of a Member’s interest in the Company.

ARTICLE 5
MANAGEMENT

5.1           General Powers

The Company shall be a “manager-managed” limited liability company. Except for situations in which the approval of the Members or any specific Member or group or class of Members is expressly required by the terms of this Agreement or non-waivable provisions of applicable Law, including the Delaware Act, (a) all management powers over the business and affairs of the Company shall be exclusively vested in the Board, (b) the Board shall have full, exclusive, and complete discretion, power and authority to manage, control, administer and operate the business and affairs of the Company, and to make all decisions affecting such business and affairs, and (c) the Board shall have the power to bind or take any action on behalf of the Company, or to exercise in its sole discretion any rights and powers (including the rights and powers to take certain actions, give or withhold certain consents or approvals, or make certain determinations, opinions, judgments, or other decisions) granted to the Company under this Agreement, or any other agreement, instrument, or other document to which the Company is a party or by virtue of its holding the equity interests of any Subsidiary or other Person. Each Manager shall be a “manager” for purposes of the Delaware Act; however, no single Manager (acting in his or her capacity as such) shall have any authority to bind the Company with respect to any matter except pursuant to a resolution expressly authorizing such action which resolution is duly adopted by the Board by the affirmative vote required for such matter pursuant to this Agreement. Unless otherwise expressly provided herein, any action, approval or determination that may or shall be taken or made by the Board shall be taken or made by the Board in its sole discretion.

Aemetis Biogas LLC
Amended and Restated Limited Liability Company Agreement

5.2           Composition

(a)           The Board shall consist of three (3) Managers. The Managers shall be appointed as follows:

(i)           one (1) Manager shall be appointed by the holders of a majority of the Series A Preferred Units or, if there are no Series A Preferred Units outstanding, by the holders of a majority of the Common Units that have been converted into Common Units from Series A Preferred Units (the “Series A Preferred Units Manager”); and

(ii)           the remaining Managers shall be appointed by a Majority of the Members.

The initial Manager appointed by the holders of the Series A Preferred Units shall be Devdatt Bhangui. The other initial Managers shall be Eric McAfee and Todd Waltz.

(b)           Managers shall serve until their resignation, death, removal or the election of their successor in accordance with the terms hereof. The removal from the Board of the Series A Preferred Units Manager shall only be at the written request of the Members entitled to designate such Manager in Section 5.2(a)(i). A Manager may resign from the Board by delivering his or her written resignation to the Company at the Company’s principal office addressed to the Board. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

(c)           In the event that the Series A Preferred Units Manager ceases for any reason to serve as a member of the Board during his or her term of office, the resulting vacancy on the Board shall be filled by a Manager designated by the Members entitled to designate such Series A Preferred Units Manager in accordance with Section 5.2(a)(i). Failure of such Members to at any time designate a Series A Preferred Units Manager shall not impair or constitute a waiver of the future right to do so. The Series A Preferred Units Manager may be removed from the Board only by the Members entitled to designate a Series A Preferred Units Manager in accordance with Section 5.2(a)(i).

(d)           During the existence of the Company and at the request of the holders of the Preferred Units at any time, the Company shall cause each of its Subsidiaries to have a board of managers (or board of directors or equivalent governing body, as the case may be) which mirrors (in number of members and identity of the persons serving as members) the above composition of the Board from time to time (having the same voting rights), including amending organizational documents as necessary to implement this Section 5.2(d).

(e)           The Company shall provide each Manager with sufficient information (and, as appropriate, access to Company’s management) to enable each Manager to perform his or her duties as a Manager, to evaluate matters presented to the Board and to participate in the Board’s management, control, administration and operation of the business and affairs of the Company, and to make all decisions affecting such business and affairs as contemplated hereunder.

Aemetis Biogas LLC
Amended and Restated Limited Liability Company Agreement

5.3           Board Actions; Meetings

Each Manager shall have one (1) vote on all matters submitted to the Board. Except as otherwise provided in this Agreement, all decisions concerning the management of the Company’s business shall be made by the vote of a majority, by number, of the Managers. The presence, in person or by Proxy, of Managers holding at least a majority of the votes of the total number of Managers comprising the Board (which majority must include the Series A Preferred Units Manager), shall constitute a quorum for the transaction of business at any meeting of the Managers; provided, however, that if a quorum cannot be obtained at two consecutive duly called meetings because of the absence of the Series A Preferred Units Manager at both of such consecutive meetings, the presence of the Series A Preferred Units Manager shall not be necessary to constitute a quorum at the next (and only the next) duly called meeting. The affirmative vote (whether by Proxy or otherwise) of the Managers holding at least a majority of the votes of the total number of Managers comprising the Board (i.e., including any vacancies on the Board) when a quorum is present shall be the act of the Board. Meetings of the Board shall be held at the principal office of the Company or at such other place as may be determined by the Board. Regular meetings of the Board shall be held on such dates and at such times as shall be determined by the Board. Special meetings of the Board may be called by any Manager. Notice of each special meeting of the Board stating the date, place and time of such meeting shall be given to each Manager (in the case of a Board meeting) by hand, telephone, electronic mail, telecopy or overnight courier at least 48 hours prior to such meeting and shall be deemed delivered when received. Notice may be waived before or after a meeting or by attendance without protest at such meeting. The actions taken by the Board (as opposed to by written consent), however called and noticed, shall be as valid as though taken at a meeting duly held after regular call and notice if (but not until), either before, at or after the meeting, the Managers as to whom it was improperly held sign a written waiver of notice or a consent to the holding of such meeting or an approval of the minutes thereof. The actions by the Board may be taken by written consent (without a meeting, without notice and without a vote) so long as such consent sets forth the action to be taken and is signed by all of the Managers entitled to vote thereon. Any action taken pursuant to such written consent of the Board shall have the same force and effect as if taken by the Board or such committee at a meeting thereof. A meeting of the Board may be held by telephone conference or similar communications equipment by means of which all individuals participating in the meeting can be heard, and participation in such meeting shall constitute attendance and presence in person at such meeting, except where the Manager participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened or is not called or convened in accordance with this Agreement. The Board, with the approval of all of the Managers, may adopt such other procedures governing meetings and the conduct of business at such meetings as it shall deem appropriate. The Company shall pay the reasonable out-of-pocket expenses incurred by the Managers in connection with attending meetings of the Board or the board of any Subsidiary. The Board shall keep or cause to be kept with the books and records of the Company full and accurate minutes of all meetings, notices, and waivers of notices of meetings, and all written consents to actions of the Board.

5.4           Officers

(a)           The Board may (but need not), from time to time, designate and appoint one or more persons as an Officer of the Company, provided that the Board (with the written approval of the Series A Preferred Units Manager) shall appoint a President of the Company who shall be a Manager. Any Officers so designated shall have such authority and perform such duties as the Board may, from time to time, delegate to them. The Board may assign titles to particular Officers. Unless the Board otherwise decides, if the title is one commonly used for officers of a business corporation formed under the DGCL, the assignment of such title shall constitute the delegation to such Officer of the authority and duties that are normally associated with that office, subject to (i) any specific delegation or limitation of authority and duties made to such Officer by the Board, and (ii) any of the specific limitations set forth herein. Each Officer shall hold office until such Officer’s successor shall be duly designated or until such Officer’s death or until such Officer shall resign or shall have been removed in the manner hereinafter provided. Any number of offices may be held by the same individual. The salaries or other compensation, if any, of the Officers of the Company shall be fixed from time to time by the Board.

(b)           The President shall be the chief executive officer of the Company and shall have general supervision of the business and affairs of the Company, shall preside at all meetings of Members and of Managers, and shall have any other powers and duties usually vested in a chief executive officer.

Aemetis Biogas LLC
Amended and Restated Limited Liability Company Agreement

(c)           Any Officer (subject to any contract rights available to the Company or any of its Subsidiaries, if applicable) may resign as such at any time. Such resignation shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the Board. The acceptance of a resignation shall not be necessary to make it effective. Any Officer may be removed as such, either with or without cause, by the Board in its sole discretion at any time. Any vacancy occurring in any office of the Company may be filled by the Board and shall remain vacant until filled by the Board.

(d)           Officers, in the performance of their duties as such, shall owe to the Company and to the Members fiduciary duties (including the duty of loyalty and due care) of the type owed by officers of a corporation to such corporation and its stockholders under the DGCL.

5.5           Actions Requiring Member Approval

Notwithstanding anything to the contrary contained herein, neither the Board, nor any Manager or Officer shall take any of the following actions for or on behalf of the Company unless a Majority of Members (and the holders of a majority of the Series A Preferred Units) has consented to such action:

(a)           liquidate, dissolve or wind-up the business and affairs of the Company or any Subsidiary, or consent to or otherwise approve any of the foregoing;

(b)           take any action that would result in a Bankruptcy Event; adopt a plan of liquidation of the Company or any of its Subsidiaries; take any action to commence any suit, case, proceeding or other action under any existing or future Law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors seeking to have an order for relief entered with respect to the Company or any of its Subsidiaries, or seeking to adjudicate the Company or any of its Subsidiaries as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to the Company or any of its Subsidiaries; appoint a receiver, trustee, custodian or other similar official for the Company or any of its Subsidiaries, or for all or any material portion of the assets of the Company or any of its Subsidiaries; or make a general assignment for the benefit of the creditors of the Company or any of its Subsidiaries;

(c)           amend, modify, alter or repeal any provision of the Certificate of Formation;

(d)           create, or authorize the creation of, any additional class or series of Units or reclassify or authorize the reclassification of any class or series of Units (unless the same ranks junior in all respects to the Series A Preferred Units with respect to the distribution of assets on the liquidation, dissolution or winding up of the Company, the payment of dividends and distributions, and redemption rights) or increase or decrease the authorized number of Series A Preferred Units or increase the authorized number of shares of any additional class or series of Units (unless the same ranks junior to the Series A Preferred Units with respect to the distribution of assets on the liquidation, dissolution or winding up of the Company, the payment of dividends and distributions, and redemption rights);

(e)           purchase, redeem or otherwise acquire (or permit any Subsidiary to purchase, redeem or otherwise acquire), or pay, declare or make any dividend or distribution on, any Common Units;

(f)           create any bonds, notes or Equity Securities that are convertible into, or exchangeable for, or have option rights to purchase or otherwise acquire, any Units (or other ownership or profits interests) in the Company that would rank senior to or pari passu with the Series A Preferred Units with respect to the distribution of assets on the liquidation, dissolution or winding up of the Company, the payment of dividends and distributions, and redemption rights;

Aemetis Biogas LLC
Amended and Restated Limited Liability Company Agreement

(g)           create, incur, assume, guarantee or authorize the creation, incurrence, guarantee, or assumption of, or issue, or authorize the issuance of any Indebtedness, or permit any Subsidiary to take any such action with respect to any Indebtedness, except for trade payables incurred in the ordinary course of business, or amend, renew, increase or otherwise alter in any material respect the terms of any Indebtedness previously approved or required to be approved by holders of Series A Preferred Units;

(h)           increase or decrease the authorized number of Managers constituting the Board from three (3) or otherwise affects the composition or appointment of the Board;

(i)           engage in any line of business other than the business conducted or proposed to be conducted by the Company as of the Effective Date or use, or permit the use of, the proceeds from the issuance of the Series A Preferred Units for any purpose other than the purposes specified in Section 2.3 of the Purchase Agreement;

(j)           enter into, or become subject to or bound by, any agreement or instrument or other obligation which by its terms restricts the Company’s ability to perform any of its obligations under the Purchase Agreement and/or this Agreement, including the ability of the Company to pay dividends or distributions or make any redemption or liquidation payments with respect to the Series A Preferred Units required hereunder and/or under the Purchase Agreement;

(k)           effect any recapitalization, restructuring or reorganization or split or combination of any Unit, Preferred Unit, or Common Unit;

(l)           effect or enter into any agreement to effect any Qualifying Liquidity Event;

(m)          sell, transfer, license, lease or otherwise dispose of, in any transaction or series of related transactions, any assets of the Company or any Subsidiary having a Fair Market Value in excess of $100,000, other than inventory in the ordinary course of business;

(n)           create, form or acquire any Subsidiary; or

(o)           take any action, authorize or approve, or enter into any binding agreement with respect to or otherwise commit to do any of the foregoing.

5.6           BUDGET

The Company shall obtain the prior approval of the Board and the Principal Members before:

(a)           establishing or adopting any Budget; or

(b)           amending or modifying any Budget, provided that the approval of the Principal Members shall not be required for an amendment or modification of any Budget that (i) increases or decreases the aggregate amount of such Budget by no more than five percent (5%), or (ii) increases or decreases any line item in such Budget by no more than five percent (5%).

If the Principal Members do not approve a Budget for any fiscal year of the Company, then the Budget for such fiscal year shall be the Budget for the prior fiscal year until a Budget for such fiscal year is approved by the Board and the Principal Members. The Company shall operate the Company and its Subsidiaries consistent with the Budget as provided for in the Purchase Agreement.

Aemetis Biogas LLC
Amended and Restated Limited Liability Company Agreement

5.7           Other Business Interests

It is acknowledged that the Managers have other business interests to which the Managers devote part of their time. Each Manager shall devote as much time to the conduct of the business of the Company as the Manager, in the Manager’s own good faith and discretion, deems appropriate.

5.8           Assets in the Name of the Company

All assets of the Company, whether real or personal, whether now owned or hereafter acquired, shall be held in the name of the Company.

5.9           Funds

All funds of the Company shall be deposited in one or more accounts with one or more recognized financial institutions in the name of the Company, at locations determined by the Board.

ARTICLE 6
ACCOUNTS AND ACCOUNTING
6.1           Records

Complete books of account of the Company’s business, in which each Company transaction shall be fully and accurately entered, shall be kept at the Company’s principal executive office and at other locations that the Board shall determine from time to time, and shall be open to inspection and copying on reasonable notice by any Member or the Member’s authorized representatives during normal business hours. The costs of inspection and copying shall be borne by the Member.

6.2           Accounting

The books and records of the Company shall be maintained, for financial reporting purposes, in accordance with United States generally accepted accounting principles (“GAAP”). All decisions as to accounting matters, except as specifically provided to the contrary herein, shall be made by the Board.

6.3           Additional Records

At all times during the term of existence of the Company, and beyond that term if the Board deems it necessary, the Company shall keep or cause to be kept the books of account referred to in Section 6.2, together with:

(a)           progress reports with respect to the Development of the Project;

(b)           milestone schedules with respect to the Development of the Project;

(c)           permits and approvals with respect to the Development of the Project;

(d)           Budgets;

(e)           a current list of the full name and last known business or residence address of each Member, together with the Capital Contribution and the share in Profits and Losses of each Member;

(f)           a current list of the full name and business or residence address of each Manager;

(g)           a copy of the Certificate of Formation, as amended or supplemented;

Aemetis Biogas LLC
Amended and Restated Limited Liability Company Agreement

(h)           copies of the Company’s federal, state, and local income tax or information returns and reports, if any, for the six (6) most recent taxable years;

(i)           an original executed copy or counterparts of this Agreement, as amended;

(j)           any powers of attorney under which the Certificate of Formation, this Agreement or any amendments thereto or hereto were executed;

(k)           financial statements of the Company for the six (6) most recent fiscal years; and

(l)           the books and records of the Company as they relate to the Company’s internal affairs for the four (4) most recent fiscal years.

If the Board deems that any of the foregoing items shall be kept beyond the term of existence of the Company, the repository of those items shall be as designated by the Managers.

6.4           Tax Information

Within 105 days after the end of each taxable year of the Company, the Managers shall send to each of the Members all information necessary for the Members to complete their federal and state income tax or information returns and a copy of the Company’s federal, state, and local income tax or information returns for that year.

6.5           Partnership Representative

The Members hereby appoint a Chief Financial Officer who will act as "partnership representative" (the "Partnership Representative") as provided in Internal Revenue Code Section 6223(a) (as amended by the Bipartisan Budget Act of 2015). The Partnership Representative can be removed at any time by a vote of a majority of the other Members, and shall resign if it is no longer a Member. In the event of the resignation or removal of the Partnership Representative, a majority of the other Members shall select a replacement Partnership Representative. If the resignation or removal of the Partnership Representative occurs prior to the effectiveness of the resignation or removal under applicable Treasury Regulations or other administrative guidance, the resignation or removal shall be effective upon the earliest date provided for in such Treasury Regulations or administrative guidance.

6.6           Authorization of Partnership Representative

The Partnership Representative is authorized to do the following:

(a)           Keep the Members informed of administrative and judicial proceedings for the adjustment of Company items (as defined in Internal Revenue Code §6231(a)(3)) at the Company level, as required under Internal Revenue Code §6223(g) and the implementing Regulations;

(b)           Enter into settlement agreements under Internal Revenue Code §6224(c)(3) and applicable Regulations with the Internal Revenue Service or the Secretary of the Treasury (the Secretary) with respect to any tax audit or judicial review, in which agreement the Partnership Representative may expressly state that the agreement shall bind the other Members, except that the settlement agreement shall not bind any Member who (within the time prescribed under the Internal Revenue Code and Regulations) files a statement with the Secretary providing that the Partnership Representative shall not have the authority to enter into a settlement agreement on behalf of that Member;

Aemetis Biogas LLC
Amended and Restated Limited Liability Company Agreement

(c)           On receipt of a notice of a final Company administrative adjustment, to file a petition for readjustment of the Company items with the Tax Court, the District Court of the United States for the district in which the Company’s principal place of business is located, or the United States Court of Federal Claims, all as contemplated under Internal Revenue Code §6226(a) and applicable Regulations;

(d)           File requests for administrative adjustment of Company items on Company tax returns under Internal Revenue Code §6227(b) and applicable Regulations; and, to the extent those requests are not allowed in full, file a petition for adjustment with the Tax Court, the District Court of the United States for the district in which the Company’s principal place of business is located, or the United States Court of Federal Claims, all as contemplated under Internal Revenue Code §6228(a); and

(e)           Take any other action on behalf of the Members or the Company in connection with any administrative or judicial tax proceeding to the extent permitted by Law, including retaining tax advisers (at the expense of the Company) to whom the Partnership Representative may delegate such rights and duties as deemed necessary and appropriate.

(f)           If the Partnership Representative takes any action (including, without limitation, filing any U.S. tax election or entering into a settlement agreement with the U.S. Internal Revenue Service) that causes an adverse effect on the holders of the Series A Preferred Units, the Partnership Representative shall obtain written consent from the Series A Preferred Units Manager, which shall not be unreasonably withheld, delayed or condition, prior to taking any such action.

ARTICLE 7
MEMBERSHIP—MEETINGS AND VOTING

7.1           Member Authority

No Member in its capacity as such has the authority or power to act for or on behalf of the Company in any manner or way, to bind the Company, or do any act that would be (or could be construed as) binding on the Company, in any manner or way, or to make any expenditures on behalf of the Company, unless such specific authority and power has been expressly granted to and not revoked from such Member by the Board or the express provisions of this Agreement, and the Members hereby consent to the exercise by the Board of the powers conferred on it by Law and this Agreement.

7.2           Voting

Each holder of Unit will have the right to one vote per Unit, with the holders of Common Units and Series A Preferred Units voting together as one class. Unless otherwise provided by Law or this Agreement, the affirmative vote of a majority of the Units having the right to vote on the matter or action subject to such vote shall constitute the act of the Members and the affirmative vote of a majority of the Units of a specified class or series having the right to vote on the matter or action subject to such vote shall constitute the act of the Members holding that class or series of Units.

7.3           Series A Preferred Unit Protective Provisions

For so long as any Series A Preferred Units remain outstanding, none of the Company, any of its Subsidiaries, or any Member, nor any Manager, Officer or agent of the Company on behalf of the Company or any of its Subsidiaries, shall take any of the following actions without (in addition to any other vote required by Law or this Agreement) the prior written consent or affirmative vote of the holders of at least a majority of the then outstanding Series A Preferred Units (which consent may be withheld by such holders in their sole discretion), given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class:

Aemetis Biogas LLC
Amended and Restated Limited Liability Company Agreement

(a)           liquidate, dissolve or wind-up the business and affairs of the Company or any Subsidiary, or consent to or otherwise approve any of the foregoing;

(b)           take any action that would result in a Bankruptcy Event; adopt a plan of liquidation of the Company or any of its Subsidiaries; take any action to commence any suit, case, proceeding or other action under any existing or future Law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors seeking to have an order for relief entered with respect to the Company or any of its Subsidiaries, or seeking to adjudicate the Company or any of its Subsidiaries as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to the Company or any of its Subsidiaries; appoint a receiver, trustee, custodian or other similar official for the Company or any of its Subsidiaries, or for all or any material portion of the assets of the Company or any of its Subsidiaries; or make a general assignment for the benefit of the creditors of the Company or any of its Subsidiaries;

(c)           amend, modify, alter or repeal any provision of the Certificate of Formation, the Purchase Agreement or this Agreement in a manner that affects the powers, preferences or rights of the Series A Preferred Units or that increases or decreases the number of authorized Series A Preferred Units;

(d)           create, or authorize the creation of, any additional class or series of Units or reclassify or authorize the reclassification of any class or series of Units (unless the same ranks junior in all respects to the Series A Preferred Units with respect to the distribution of assets on the liquidation, dissolution or winding up of the Company, the payment of dividends and distributions, and redemption rights) or increase or decrease the authorized number of Series A Preferred Units or increase the authorized number of shares of any additional class or series of Units (unless the same ranks junior to the Series A Preferred Units with respect to the distribution of assets on the liquidation, dissolution or winding up of the Company, the payment of dividends and distributions, and redemption rights);

(e)           purchase, redeem or otherwise acquire (or permit any Subsidiary to purchase, redeem or otherwise acquire), or pay, declare or make any dividend or distribution on, any Common Units;

(f)           create any bonds, notes or Equity Securities that are convertible into, or exchangeable for, or have option rights to purchase or otherwise acquire, any Units (or other ownership or profits interests) in the Company that would rank senior to or pari passu with the Series A Preferred Units with respect to the distribution of assets on the liquidation, dissolution or winding up of the Company, the payment of dividends and distributions, and redemption rights;

(g)           create, incur, assume, guarantee or authorize the creation, incurrence, guarantee, or assumption of, or issue, or authorize the issuance of any Indebtedness, or permit any Subsidiary to take any such action with respect to any Indebtedness, except for trade payables incurred in the ordinary course of business, or amend, renew, increase or otherwise alter in any material respect the terms of any Indebtedness previously approved or required to be approved by holders of Series A Preferred Units;

(h)           increase or decrease the authorized number of Managers constituting the Board from three (3) or otherwise affects the composition or appointment of the Board;

(i)           engage in any line of business other than the business conducted or proposed to be conducted by the Company as of the Effective Date or use, or permit the use of, the proceeds from the issuance of the Series A Preferred Units for any purpose other than the purposes specified in Section 2.3 of the Purchase Agreement;

Aemetis Biogas LLC
Amended and Restated Limited Liability Company Agreement

(j)           enter into, or become subject to or bound by, any agreement or instrument or other obligation which by its terms restricts the Company’s ability to perform any of its obligations under the Purchase Agreement and/or this Agreement, including the ability of the Company to pay dividends or distributions or make any redemption or liquidation payments with respect to the Series A Preferred Units required hereunder and/or under the Purchase Agreement;

(k)           effect any recapitalization, restructuring or reorganization or split or combination of any Unit, Preferred Unit, or Common Unit;

(l)           effect or enter into any agreement to effect any Qualifying Liquidity Event;

(m)          sell, transfer, license, lease or otherwise dispose of, in any transaction or series of related transactions, any assets of the Company or any Subsidiary having a Fair Market Value in excess of $100,000, other than inventory in the ordinary course of business;

(n)           create, form or acquire any Subsidiary; or

(o)           take any action, authorize or approve, or enter into any binding agreement with respect to or otherwise commit to do any of the foregoing.

7.4           Meetings of Members

Meetings of the Members may be called at any time by the Board, or by Members representing more than 10 percent of the Units of the Members, for the purpose of addressing any matters on which the Members may vote. If a meeting of the Members is called by the Members, notice of the call shall be delivered to the Board. Meetings may be held at the principal executive office of the Company or at any other location designated by the Board. Following the call of a meeting, the Board shall give notice of the meeting not less than 10, nor more than 60, calendar days before the meeting date to all Members entitled to vote at the meeting. The notice shall state the place, date, and hour of the meeting, the means of electronic transmission by and to the Company or electronic video communication, if any, and the general nature of business to be transacted. No other business may be transacted at the meeting. A quorum at any meeting of Members shall consist of a Majority of Members, represented in person or by Proxy. The Members present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of a sufficient number of Members to leave less than a quorum, if the action taken, other than adjournment, is approved by the requisite Percentage Interest of the Members as specified in this Agreement or the Delaware Act.

7.5           Record Date

The record date for determining the Members entitled to receive notice of any meeting, to vote, to receive any distribution, or to exercise any right in respect of any other lawful action, shall be the date set by the Board or by a Majority of Members; provided that the record date shall not be more than 60, or less than 10 calendar days before the date of the meeting and not more than 60 calendar days before any other action.

Aemetis Biogas LLC
Amended and Restated Limited Liability Company Agreement

7.6           Adjournment of Meeting of Members

A meeting of Members at which a quorum is present may be adjourned to another time or place and any business that might have been transacted at the original meeting may be transacted at the adjourned meeting. If a quorum is not present at an original meeting, that meeting may be adjourned by the vote of a majority of Voting Units represented either in person or by Proxy. Notice of the adjourned meeting need not be given to Members entitled to notice if the time and place of the adjourned meeting are announced at the meeting at which the adjournment is taken, unless (a) the adjournment is for more than 45 days, or (b) after the adjournment, a new record date is fixed for the adjourned meeting. In the situations described in clauses (a) and (b), notice of the adjourned meeting shall be given to each Member of record entitled to vote at the adjourned meeting.

7.7           Attendance at Meeting; Proxies; etc

The transactions of any meeting of Members, however called and noticed, and wherever held, shall be as valid as though consummated at a meeting duly held after regular call and notice, if (a) a quorum is present at that meeting, either in person or by Proxy, and (b) either before or after the meeting, each of the persons entitled to vote, not present in person or by Proxy, signs either a written waiver of notice, a consent to the holding of the meeting, or an approval of the minutes of the meeting. Attendance of a Member at a meeting shall constitute waiver of notice, unless that Member objects, at the beginning of the meeting, to the transaction of any business on the ground that the meeting was not lawfully called or convened. Attendance at a meeting is not a waiver of any right to object to the consideration of matters required to be described in the notice of the meeting and not so included, if the objection is expressly made at the meeting.

7.8           Voting

At all meetings of Members, a Member may vote in person or by Proxy. The Proxy shall be filed with the Board before or at the time of the meeting, and may be filed by electronic transmission to the Board at the principal executive office of the Company or any other address given by the Board to the Members for those purposes.

7.9           Telephonic and Video Meetings

A meeting of the Members may be conducted, in whole or in part, by electronic transmission by and to the Company or by electronic video communication if (a) the Company implements reasonable measures to provide Members (in person or by Proxy) a reasonable opportunity to participate in the meeting and to vote on matters submitted to the Members, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with those proceedings, and if (b) any Member votes or takes other action at the meeting by means of electronic transmission to the Company or electronic video communication, a record of that vote or action is maintained by the Company.

7.10           Written Action

Any action that may be taken at any meeting of the Members may be taken without a meeting if a consent thereto in writing, setting forth the action so taken, is signed by Members having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all Members entitled to vote were present and voted. If the Members are requested to consent to a matter without a meeting, each Member shall be given notice of the matter to be voted on in the manner described in Section 7.4. Any action taken without a meeting shall be effective when the required minimum number of votes have been received. Prompt notice of the action taken shall be given to all Members who have not consented to the action.

Aemetis Biogas LLC
Amended and Restated Limited Liability Company Agreement

ARTICLE 8
UNITS; TRANSFERS

8.1           Unit Certificates

(a)           Units in the Company shall be evidenced by certificates in a form approved by the Board (“Certificates”). Each Certificate will bear the following legend reflecting the restrictions on the Transfer of such securities:

“THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “33 ACT”), AND MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE 33 ACT OR IN A TRANSACTION WHICH, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, QUALIFIES AS AN EXEMPT TRANSACTION UNDER THE 33 ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

THE SECURITIES EVIDENCED HEREBY ARE SUBJECT TO THE TERMS OF THAT CERTAIN AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT, DATED AS OF DECEMBER 13, 2018, AS AMENDED FROM TIME TO TIME, BY AND AMONG THE COMPANY AND THE MEMBERS IDENTIFIED THEREIN, INCLUDING CERTAIN RESTRICTIONS ON TRANSFER. A COPY OF SUCH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT HAS BEEN FILED WITH THE SECRETARY OF THE COMPANY AND IS AVAILABLE UPON REQUEST.”

(b)           Each Unit in the Company shall constitute and shall remain a “security” within the meaning of (i) Article 8 of the Uniform Commercial Code (including Sections 8-102(a)(15) and 8-103 thereof) as in effect from time to time in the states of Delaware and New York and (ii) the Uniform Commercial Code of any other applicable jurisdictions that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995. Notwithstanding any provision of this Agreement to the contrary, to the extent that any provision of this Agreement is inconsistent with any non-waivable provision of Article 8 of the Uniform Commercial Code as in effect in the State of Delaware (6 Del C. § 8-101, et. seq.) (the “UCC”), such provision of Article 8 of the UCC shall be controlling.

(c)           Upon any Transfer of all or a portion of the Units hereunder, the Transferor shall surrender the Certificate(s) representing the Units so Transferred to the Company for cancellation. If a Certificate represents a greater portion of the Transferor’s Units than that intended for Transfer, upon surrender of such certificate for cancellation the Company shall issue to the Transferor a new Certificate which represents the Units being retained by such Transferor. Upon a determination by the Board, the Company shall issue to each Transferee who is Transferred Units pursuant to this Agreement and who is admitted to the Company as a Substitute Member in accordance with Section 8.4(c), a Certificate evidencing the Units held by such Transferee. Such Certificate shall indicate the Units then owned by such Transferee and shall represent the Units owned by such Transferee from time to time thereafter as set forth in the then effective Schedule A hereto, regardless of the Units indicated in the Certificate. Upon receipt of written notice or other evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Certificate and, in the case of any such loss, theft or destruction upon receipt of the Member’s unsecured indemnity agreement, or in the case of any other holder of a Certificate or Certificates, other indemnity reasonably satisfactory to the Board or in the case of any such mutilation upon surrender or cancellation of such Certificate, the Company will make and deliver a new Certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Certificate.

Aemetis Biogas LLC
Amended and Restated Limited Liability Company Agreement

8.2           Restrictions on Transfers

(a)           General Transfer Restrictions. Each holder of Common Units shall not Transfer any Common Units or any interest therein to any Person without the prior written consent of the Series A Preferred Units Manager (which consent may be withheld by the Series A Preferred Units Manager at his/her direction), provided that Aemetis may pledge all or part of its Common Units to the Noteholders Agent, pursuant to or in connection with the Note Purchase Agreement. The pledge or assignment by Aemetis shall not, except as otherwise may result due to an exercise of rights and remedies under such collateral documentation, cause Aemetis to cease to be a Member or to have the power to exercise any rights and powers of a Member. Without limiting the foregoing, the right of the Noteholders Agent to enforce and exercise its rights and remedies under such collateral documentation is acknowledged by the Members and Managers and any such action taken in accordance therewith shall be valid and effective for all purposes under this Agreement and the Certificate of Formation (in each case, regardless of any restrictions or procedures otherwise herein or therein contained) and applicable law, including, without limitation, the rights and powers of a Member hereunder. Each holder of Series A Preferred Units may at any time Transfer any or all of its Series A Preferred Units to any Person.

(b)           Prohibited Transfers. Notwithstanding anything to the contrary in this Article 8, no Transfer of Units shall be permitted or made if such Transfer would:

(i)           violate the then applicable federal or state securities Laws or rules and regulations of the Securities Exchange Commission, any state securities commission or any other Governmental Authority with jurisdiction over such Transfer;

(ii)           terminate the existence or qualification of the Company under Delaware Law;

(iii)           cause the Company to be treated as an association taxable as a corporation or otherwise not to be treated as a partnership for U.S. federal income tax purposes;

(iv)           cause the Company to be required to register as an investment company under the Investment Company Act of 1940, as amended, or subject the Company, any of its Subsidiaries to the Investment Advisers Act of 1940, as amended, or the Employee Retirement Income Security Act of 1974, as amended;

(v)           violate any provision of this Agreement; or

(vi)           result in a Transfer of a Unit to a natural person.

Any Transfer of Units in violation of this Agreement or applicable Law shall be void ab initio, and the Company has the power to rescind such Transfer.

8.3           Expenses

The Transferor and Transferee of any Units or other interest in the Company shall be jointly and severally obligated to reimburse the Company for all reasonable out-of-pocket expenses (including attorneys’ fees and expenses) incurred by the Company for any Transfer or proposed Transfer, regardless of whether consummated.

Aemetis Biogas LLC
Amended and Restated Limited Liability Company Agreement

8.4           Transfers Generally; Substitute Members

(a)           Additional Procedural Conditions to Transfers. Without limiting Section 8.2(a), any Transfer of Units shall be valid hereunder only if:

(i)           the Transferor and the Transferee execute and deliver to the Company such documents and instruments of conveyance as may be reasonably requested by the Board to effect such Transfer and to confirm the agreement of the Transferee to be bound by the provisions of this Agreement and the Purchase Agreement;

(ii)           the Transferor and the Transferee provide to the Board the Transferee’s taxpayer identification number and any other information reasonably necessary to permit the Company to file all required federal and state tax returns and other legally required information statements or returns; and

(iii)           the Company is reimbursed by the Transferor and/or the Transferee for all costs and expenses that the Company reasonably incurs in connection with the Transfer as required by Section 8.3.

(b)           Rights and Obligations of Transferees and Transferors. Subject to Section 8.4(c), the Transferee of any Transfer permitted pursuant to this Agreement shall be a Transferee only, and only shall receive, to the extent Transferred, the Economic Interest associated with the Units so Transferred, and such Transferee shall not be entitled or enabled to exercise any other rights or powers of a Member, such other rights, and all obligations relating to, or in connection with, such Units remaining with the Transferring Member. The Transferring Member shall remain a Member even if it has Transferred all of its Units to one or more Transferees until such time as all such Transferees are admitted to the Company as Substitute Members pursuant to Section 8.4(c), as applicable. In the event any Transferee desires to make a further Transfer of all or any portion of its Units, such Transferee shall be subject to all of the provisions of this Agreement to the same extent and in the same manner as the Member who initially held such Units.

(c)           Admission of Transferee as Substitute Member. Subject to the other provisions of this Article 8, a Transferee shall be admitted to the Company as a Substitute Member following a Transfer of Units in accordance with this Article 8 upon satisfaction of all of the following conditions, upon which the Transferee shall have all of the rights and powers, and be subject to all of the restrictions and liabilities, of a Member under the Delaware Act and this Agreement with respect to the Units Transferred: (i) the Transferee shall become a party to this Agreement as a Member by executing a joinder or counterpart signature page to this Agreement and executing such other documents and instruments as the Board may reasonably request for the sole purpose of confirming such Transferee’s admission as a Member and agreement to be bound by the terms and conditions of this Agreement and the Purchase Agreement and (ii) the Transferee pays or reimburses the Company for all reasonable costs that the Company incurs in connection with the admission of the Transferee as a Member as required by Section 8.3.

(d)           Effect on Transferor and Company. Upon the admission of a Transferee as a Substitute Member, (i) the Transferor shall (A) cease to be a Member with respect to the portion of the Units so Transferred and (B) be released from any obligations arising after the date of such Transfer with respect to the Units so Transferred and (ii) the Transferee will become a Member hereunder with respect to such Units with all the rights and obligations of a Member held by the Transferor in respect of such Units immediately prior to the time of Transfer.

Aemetis Biogas LLC
Amended and Restated Limited Liability Company Agreement

8.5           Closing Date

Any Transfer and any related admission of a Person as a Member in compliance with this Article 8 shall be deemed effective on such date that the Transferee or successor in interest complies with the requirements of this Agreement.

8.6           Effect of Incapacity

Except as otherwise provided herein, the Incapacity of a Member shall not dissolve or terminate the Company. In the event of such Incapacity, the executor, administrator, guardian, trustee or other personal representative of the Member that has experienced such Incapacity shall be deemed to be the assignee of such Member’s Economic Interest and may, subject to the terms and conditions set forth in this Article 8, become a Substitute Member.

8.7           No Appraisal Rights

No Member shall be entitled to any valuation, appraisal or similar rights with respect to such Member’s Units, whether individually or as part of any class or group of Members, in the event of a Qualifying Liquidity Event or other transaction involving the Company or its securities unless such rights are expressly provided by the documents effectuating such transaction.

8.8           Effect of Non-Compliance.

(a)           Improper Transfers Void. ANY ATTEMPTED TRANSFER NOT STRICTLY IN ACCORDANCE WITH THE PROVISIONS OF THIS ARTICLE 8 WILL BE VOID AB INITIO AND OF NO FORCE OR EFFECT WHATSOEVER, PROVIDED, THAT ANY SUCH ATTEMPTED TRANSFER MAY BE A BREACH OF THIS AGREEMENT, NOTWITHSTANDING THAT SUCH ATTEMPTED TRANSFER IS VOID.

(b)           Other Consequences. Without limiting the foregoing, if any Unit or Certificate representing a Unit is purported to be Transferred in whole or in part in contravention of this Article 8, the Person to whom such purported Transfer was made shall not be entitled to any rights as a Member whatsoever, including, without limitation, any of the following rights:

(i)           to participate in the management, business or affairs of the Company;

(ii)           to receive any reports pursuant to any provision hereof;

(iii)           to inspect or copy the Company’s books or records;

(iv)           to receive any Economic Interest in the Company; or

(v)            to receive upon the dissolution and winding up of the Company the net amount otherwise distributable to the Transferor pursuant to Section 9.2 hereof.

Aemetis Biogas LLC
Amended and Restated Limited Liability Company Agreement

ARTICLE 9
DISSOLUTION AND WINDING UP

9.1           Events of Dissolution

The Company shall be dissolved on the first to occur of the following events:

(a)           the written agreement of a Majority of Members and the holders of a majority of the Series A Preferred Units to dissolve the Company.

(b)           Any other event sufficient under the Delaware Act to cause the dissolution of the Company.

No other event, including the retirement, withdrawal, insolvency, liquidation, dissolution, resignation, expulsion or bankruptcy of a Member shall cause the dissolution of the Company.

9.2           Procedure for Winding Up

On the dissolution of the Company pursuant to Section 9.1, the Company shall engage in no further business other than that necessary to wind up the business and affairs of the Company. A majority of the Board may appoint one or more Persons to act as liquidator of the Company (the “Liquidator”). The Liquidator will proceed diligently to wind up the affairs of the Company and liquidate the Company’s assets in an orderly and business-like manner and make final distributions as provided herein. The Liquidator shall give notice of the commencement of winding up by mail to all known creditors and claimants against the Company whose addresses appear in the records of the Company.

The Liquidator shall liquidate the assets of the Company and distribute the proceeds of such liquidation in the following order of priority, unless otherwise required by mandatory provisions of applicable Law:

(a)           First, to the payment of all of the Company's known debts and liabilities (including debts and liabilities to Members who are creditors, if applicable) and the expenses of liquidation (including sales commissions incident to any sales of assets of the Company);

(b)           Second, to the establishment of and addition to reserves that are determined by the Liquidator to be reasonably necessary for any contingent unknown liabilities or obligations of the Company. On the Liquidator’s determination that reserves are no longer necessary, they shall be distributed as provided in this Section 9.2;

(c)           Third, to the holders of the Series A Preferred Units in accordance with the Purchase Agreement; and

(d)           Last, subject to the terms of the Purchase Agreement and Section 7.3 of this Agreement, among the Members as provided in Section 4.1.

9.3           Accounting

As promptly as possible after dissolution and again after final liquidation, the Liquidator shall cause a proper accounting to be made by a recognized firm of certified public accountants of the Company's assets, liabilities, and operations through the last day of the calendar month in which the dissolution occurs or the final liquidation is completed, as applicable.

9.4           Certificate of cancellation

Upon the liquidation of the Company assets as provided in Section 9.2, the Company shall be terminated, and the Liquidator shall cause the filing of a Certificate of Cancellation with respect to the Company’s Certificate of Formation and shall take such other actions as may be necessary or appropriate to terminate the Company.

Aemetis Biogas LLC
Amended and Restated Limited Liability Company Agreement

9.5           Recourse for Claims

EACH MEMBER SHALL LOOK SOLELY TO THE ASSETS OF THE COMPANY FOR THE RETURN OF THE MEMBER’S INVESTMENT, AND IF COMPANY PROPERTY REMAINING AFTER THE PAYMENT OR DISCHARGE OF THE COMPANY’S DEBTS AND LIABILITIES IS INSUFFICIENT TO RETURN THE INVESTMENT OF EACH MEMBER, THE MEMBER SHALL HAVE NO RECOURSE AGAINST ANY OTHER MEMBERS FOR INDEMNIFICATION, CONTRIBUTION, OR REIMBURSEMENT, EXCEPT AS SPECIFICALLY PROVIDED IN THIS AGREEMENT.

ARTICLE 10
CONFIDENTIALITY

10.1           Confidentiality

Each Unitholder agrees that such Unitholder will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor and manage its investment in the Company) any information obtained from the Company or any of its Subsidiaries, unless such information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 10.1 by such Unitholder), (b) is or has been independently developed or conceived by the Unitholder without use of the Company’s or its Subsidiaries’ information, or (c) is or has been made known or disclosed to the Unitholder by a third party without a breach of any obligation of confidentiality such third party may have to the Company or its Subsidiaries; provided, however, that a Unitholder may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring and managing its investment in the Company; (ii) to any prospective purchaser of any Units from such Unitholder, if such prospective purchaser agrees to be bound by confidentiality agreements at least as restrictive as the provisions of this Section 10.1; (iii) to any existing or prospective Affiliate, partner, member, stockholder, or wholly owned subsidiary of such Unitholder in the ordinary course of business, provided that such Unitholder informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information in accordance with this Section 10.1; (iv) as may otherwise be required by Law, provided that the Unitholder promptly notifies the Company of such disclosure and takes reasonable steps to avoid or minimize the extent of any such required disclosure and, in the absence of a protective order, provided, further, that the Unitholder discloses only so much of such information to the Person requiring disclosure as is required; or (v) in satisfaction of requests for information in connection with a routine examination by a Governmental Authority having jurisdiction over the Unitholder or its Affiliates, as applicable, that is not specifically targeted at the Company, provided that it shall advise the Governmental Authority of the confidential nature of such information. Notwithstanding the foregoing, Aemetis shall be entitled to make communications or disclosures (a) to comply with the accounting and the SEC disclosure obligations or the rules of any stock exchange or (b) with public equity owners and/or analysts in the ordinary course of business.

Aemetis Biogas LLC
Amended and Restated Limited Liability Company Agreement

ARTICLE 11
INDEMNIFICATION; EXCULPATION; FIDUCIARY DUTIES

11.1           Indemnification

(a)           To the fullest extent permitted by applicable Law, the Company shall and does hereby agree to indemnify and hold harmless and pay all judgments and claims against the Board, each Manager, each Member (including the Partnership Representative in its role as such), any Affiliate thereof and their respective officers, directors, employees, shareholders, partners, managers and members (each, an “Indemnified Party,” each of which shall be a third party beneficiary of this Agreement solely for purposes of this Section 11.1), from and against any loss or damage incurred by an Indemnified Party or by the Company for any act or omission taken or suffered by such Indemnified Party in good faith (including any act or omission taken or suffered by any of them in reliance upon and in accordance with the opinion or advice of experts, including of legal counsel as to matters of law, of accountants as to matters of accounting or of investment bankers or appraisers as to matters of valuation) in connection with the Company’s business, including costs and reasonable attorneys’ fees and any amount expended in the settlement of any claims or loss or damage, except with respect to (i) any act taken by such Indemnified Party purporting to bind the Company that has not been authorized pursuant to this Agreement, (ii) any act or omission with respect to which such Indemnified Party was grossly negligent or engaged in intentional misconduct, (iii) any act or omission taken or omitted by such Indemnified Party in bad faith, or (iv) any act or omission that constitutes a material breach of this Agreement or the Purchase Agreement.

(b)           The satisfaction of any indemnification obligation pursuant to Section 11.1(a) shall be from and limited to Company assets (including insurance), and no Member, in such capacity, shall be subject to personal liability therefor.

(c)           Expenses reasonably incurred by an Indemnified Party in defense or settlement of any claim that may be subject to a right of indemnification hereunder shall be advanced by the Company prior to the final disposition thereof upon receipt of an undertaking by or on behalf of such Indemnified Party to repay such amount to the extent that it shall be determined upon final adjudication after all possible appeals have been exhausted that such Indemnified Party is not entitled to be indemnified hereunder.

(d)           The Company may enter into indemnification agreements with its Managers providing for, among other things, the indemnification described herein. The Company is authorized to enter into the Indemnification Agreement in substantially the form attached as Exhibit G to the Purchase Agreement with the Series A Preferred Units Manager.

11.2           Exculpation

(a)           No Indemnified Party shall be liable, in damages or otherwise, to the Company, the Members or any of their Affiliates for any act or omission performed or omitted by any of them in good faith (including any act or omission performed or omitted by any of them in reliance upon and in accordance with the opinion or advice of experts, including of legal counsel as to matters of law, of accountants as to matters of accounting or of investment bankers or appraisers as to matters of valuation), including any breach of a duty (fiduciary or otherwise) that such Indemnified Party may have with respect to the Company, the Members or any of their Affiliates, except for (i) any act taken by such Indemnified Party purporting to bind the Company that has not been authorized pursuant to this Agreement, (ii) any act or omission with respect to which such Indemnified Party was grossly negligent or engaged in intentional misconduct, (iii) any action taken by such Indemnified Party in bad faith, or (iv) any material breach of this Agreement or the Purchase Agreement.

(b)           To the extent that, at law or in equity, any Indemnified Party has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any Member, such Indemnified Party acting under this Agreement shall not be liable to the Company or to any Member for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of an Indemnified Party otherwise existing at law or in equity, are agreed by the Members to replace such other duties and liabilities of such Indemnified Party, to the maximum extent permitted by applicable Law.

Aemetis Biogas LLC
Amended and Restated Limited Liability Company Agreement

(c)           Any repeal or amendment of this Section 11.2, or adoption of any other provision in the Certificate of Formation or this Agreement inconsistent with this Section 11.2 shall be prospective only and shall not adversely affect any limitation on the liability of any Indemnified Party to the Company, the Members or any of their Affiliates existing at the time of such repeal, amendment or adoption of an inconsistent provision.

11.3           Competitive Activities

No Manager shall be required to manage the Company as his or her sole and exclusive function, and the Managers, Members and their respective Affiliates may have other business interests and may engage in other activities in addition to those relating to the Company. Such other business interests or activities may be of any nature or description, and may be engaged in independently or with others. Neither the Company nor any Member shall have any right, by virtue of this Agreement or the Company relationship created hereby, in or to such other ventures or activities of any Manager, any other Member or any of their respective Affiliates, or to the income or proceeds derived therefrom, and the pursuit of such ventures shall not be deemed wrongful or improper. Nothing in this Section 11.3 shall limit a Member’s obligations pursuant to Article 10.

11.4           Indemnification of Employees and Agents

The Company, at the discretion of the Board, may indemnify and advance expenses to an employee or agent of the Company to the same extent and subject to the same conditions under which it may indemnify and advance expenses under Section 11.1.

11.5           Appearance as a Witness

Notwithstanding any other provision of this Article 11, the Company may pay or reimburse reasonable out-of-pocket expenses incurred by a Manager, Member, Officer, employee or agent in connection with his appearance as a witness or other participation in a Proceeding at a time when he is not a named defendant or respondent in the Proceeding.

11.6           Nonexclusivity of Rights

The right to indemnification and the advancement and payment of expenses conferred in this Article 11 shall not be exclusive of any other right that a Member, Manager, Officer or other Person indemnified pursuant to this Article 11 may have or hereafter acquire under any Law (common or statutory) or provision of this Agreement.

11.7           Insurance

The Board shall obtain and maintain, at the Company’s expense, insurance to protect the Members, Managers, Officers, employees and agents from any expense, liability or loss arising out of or in connection with such Person’s status and actions as a Member, Manager, Officer, employee or agent. In addition, the Board may cause the Company to purchase and maintain insurance, at the Company’s expense, to protect the Company and any other Member, Manager, Officer or agent of the Company who is or was serving at the request of the Company as a manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of a foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such Person against such expense, liability or loss under this Article 11.

Aemetis Biogas LLC
Amended and Restated Limited Liability Company Agreement

11.8           Savings Clause

If this Article 11 or any portion hereof shall be invalidated on any ground by any court or other Governmental Authority of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Person indemnified pursuant to this Article 11 as to costs, charges and expenses (including reasonable attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any such Proceeding, appeal, inquiry or investigation to the full extent permitted by any applicable portion of this Article 11 that shall not have been invalidated and to the fullest extent permitted by applicable Law.

ARTICLE 12
ATTORNEY-IN-FACT AND AGENT

12.1           Performance of Duties; No Liability of Members, Managers and Officers

Each Unitholder hereby constitutes and appoints the Company and the Liquidator, if any and as applicable, and their respective designees, with full power of substitution, as his, her or its true and lawful agent and attorney in fact, with full power and authority in his, her or its name, place and stead, to execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (to the same extent such Person could take such action) (a) all certificates and other instruments which the Board deems appropriate or necessary to form, qualify, or continue the qualification of, the Company as a limited liability company in the State of Delaware and in all other jurisdictions in which the Company may conduct business or own property or as otherwise permitted herein; (b) all conveyances and other instruments or documents which the Board and/or the Liquidator deems appropriate or necessary to reflect the dissolution and liquidation of the Company pursuant to the terms of this Agreement, including a certificate of cancellation; and (c) all instruments relating to the admission, withdrawal or substitution of any Member pursuant to Article 8. The foregoing power of attorney is irrevocable and coupled with an interest, and shall survive the death, disability, incapacity, dissolution, bankruptcy, insolvency or termination of any Unitholder and the Transfer of all or any portion of its Units and shall extend to such Unitholder’s heirs, successors, assigns and personal representatives.

ARTICLE 13
GENERAL PROVISIONS

13.1           Notice

Except as expressly set forth to the contrary in this Agreement, all notices, requests or consents provided for or permitted to be given under this Agreement must be in writing and must be given either by (a) depositing such writing with a reputable overnight courier for next day delivery, (b) depositing such writing in the United States mail, addressed to the recipient, postage paid, and registered or certified with return receipt requested or (c) delivering such writing to the recipient in person, by courier or by electronic mail transmission; and a notice, request or consent given under this Agreement is effective upon receipt against the Person who receives it. All notices, requests and consents to be sent to a Member must be sent to or made at the address given for that Member on Schedule A, or such other address as that Member may specify by notice to the other Members and the Board. Any notice, request or consent to the Company or the Board must be given to the Board or, if appointed, the secretary of the Company at the Company’s chief executive offices. Whenever any notice is required to be given by Law or this Agreement, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

Aemetis Biogas LLC
Amended and Restated Limited Liability Company Agreement

13.2           Amendment and Waiver

Except for amendments authorized by Section 2.2, this Agreement and any provision hereof may be amended, waived (except as otherwise provided herein) or modified from time to time only by a unanimous written instrument signed by the Members.

13.3           Effect of Waiver and Consent

A waiver or consent, express or implied, to or of any breach or default by any Person in the performance by that Person of its obligations hereunder or with respect to the Company is not a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person hereunder or with respect to the Company. Failure on the part of a Person to complain of any act of any Person or to declare any Person in default hereunder or with respect to the Company, irrespective of how long that failure continues, does not constitute a waiver by that Person of its rights with respect to that default until the applicable statute-of-limitations period has run.

13.4           Entire Agreement

This Agreement, together with the Purchase Agreement, constitute the whole and entire agreement of the parties with respect to its subject matter. This Agreement, together with the Purchase Agreement, replace and supersede all prior written and oral agreements by and among the Company, Members and Managers or any of them.

13.5           Counterparts

This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

13.6           Governing Law

The validity, interpretation, construction and performance of this Agreement shall be governed by and construed in accordance with the substantive laws of the State of Delaware, without giving effect to the principles of conflict of laws of such State. The Company and Members each hereby irrevocably consent to the jurisdiction of the Chancery Court of the State of Delaware for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be brought only in the Chancery Court of the State of Delaware. In the event of a direct conflict between the provisions of this Agreement and any provision of the Certificate of Formation or any mandatory provision of the Delaware Act, the applicable provision of the Certificate of Formation or the Delaware Act shall control.

Aemetis Biogas LLC
Amended and Restated Limited Liability Company Agreement

13.7           Remedies.

THE COMPANY AND THE MEMBERS SHALL BE ENTITLED TO ENFORCE THEIR RIGHTS UNDER THIS AGREEMENT SPECIFICALLY, TO RECOVER DAMAGES BY REASON OF ANY BREACH OF ANY PROVISION OF THIS AGREEMENT (INCLUDING COSTS OF ENFORCEMENT) AND TO EXERCISE ANY AND ALL OTHER RIGHTS EXISTING IN THEIR FAVOR. THE PARTIES HERETO AGREE AND ACKNOWLEDGE THAT MONEY DAMAGES MAY NOT BE AN ADEQUATE REMEDY FOR ANY BREACH OF THE PROVISIONS OF THIS AGREEMENT AND THAT THE COMPANY OR ANY MEMBER MAY IN ITS OR HIS SOLE DISCRETION APPLY TO ANY COURT OF LAW OR EQUITY OF COMPETENT JURISDICTION FOR SPECIFIC PERFORMANCE OR INJUNCTIVE RELIEF (WITHOUT POSTING A BOND OR OTHER SECURITY) IN ORDER TO ENFORCE OR PREVENT ANY VIOLATION OR THREATENED VIOLATION OF THE PROVISIONS OF THIS AGREEMENT.

13.8           Public Announcements

No Member will issue any public announcements or disseminate any advertising or marketing material concerning the existence or terms of this Agreement without the prior written approval of all of the other Members, except to the extent such announcement is required by Law. If a public announcement is required by Law, the Members will consult with each other before making the public announcement. To the extent any announcement or any advertising or marketing material permitted under this Section 13.9 expressly refers to any Member or their Affiliates, such Member shall, in its sole discretion, have the right to revise such announcement or advertising or marketing material prior to granting such written approval.

13.9           Further Assurances

In connection with this Agreement and the transactions contemplated hereby, each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions.

13.10        Severability

If any term or provision of this Agreement or the application thereof to any Person or circumstances shall be held invalid or unenforceable, the remaining terms and provisions of this Agreement and the application of such term or provision to Persons or circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby.

13.11        No Agency

Except as provided in this Agreement, no provision of this Agreement shall be construed to establish a Member as the agent of any other Member.

13.12       Headings

The Article, Section, and subsection titles and headings in this Agreement are inserted as matters of convenience and for ease of reference only and shall be disregarded for all other purposes, including the construction or enforcement of this Agreement or any of its provisions.

13.13      Time of the Essence

Time is of the essence for every provision of this Agreement that specifies a time for performance.

Aemetis Biogas LLC
Amended and Restated Limited Liability Company Agreement

13.14       No Third Party Beneficiaries

This Agreement is made solely for the benefit of the parties to this Agreement and their respective permitted successors and assigns, and no other Person (other than each Indemnified Person) shall have or acquire any right by virtue of this Agreement; provided, however, the Noteholders Agent is an intended third party beneficiary of the provisions in Section 8.2(a) and such provisions shall not be amended without the prior written consent of Noteholders Agent.

13.15       Acknowledgement

The parties acknowledge that this Agreement was prepared by Structure Law Group, LLP, which represents the Company in this matter and not any individual Members. The Members have had an opportunity to read all the provisions contained herein, and to have this Agreement reviewed by legal, tax or other professional advisors of their own choice before signing it. The Members represent that they have reviewed this Agreement carefully and have the capacity to execute, deliver, and perform all obligations required under this Agreement. In the event any claim is made by any Member relating to any conflict, omission or ambiguity in this Agreement, no presumption or burden of proof or persuasion is implied by virtue of the fact that this Agreement was prepared by or at the request of a particular Member or his, her, or its counsel.

13.16        No Interest in Specific Property

No Member has any interest in specific property of the Company. Without limiting the foregoing, each Member irrevocably waives any right to maintain any action for partition with respect to the property of the Company.

13.17        Attorneys’ Fees and Expenses

In the event that any dispute between the Company and the Members or among the Members results in litigation, the prevailing party will be entitled to recover from the other party all reasonable fees, costs and expenses of enforcing any right of the prevailing party, including, without limitation, reasonable attorneys’ fees and expenses. In addition to the foregoing award for attorneys’ fees, the prevailing party will be entitled to its attorneys’ fees incurred in any post-judgment proceedings to enforce any judgment. The provisions set forth in this section will survive the merger of these provisions into any judgment.

ARTICLE 14
DEFINITIONS

14.1           Defined Terms

Capitalized terms used but not otherwise defined herein shall have the following meanings:

“Adjusted Capital Account Deficit” has the meaning specified in Section 3.3(a).

“Aemetis” has the meaning specified in the preamble of this Agreement.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with such Person. As used herein, the term “control” means: (i) the power to vote at least ten percent (10%) of the voting power of a Person, or (ii) the possession, directly or indirectly, of any other power to direct or cause the direction of the management and policies of such a Person, whether through ownership of voting securities, by contract or otherwise.

Aemetis Biogas LLC
Amended and Restated Limited Liability Company Agreement

“Agreement” means this Amended and Restated Limited Liability Company Agreement, as it may be amended, modified and/or waived from time to time in accordance with the terms hereof.

“Bankruptcy Event” means, with respect to any Person, the occurrence of one or more of the following events: (a) such Person (i) admits in writing its inability to pay its debts as they become due, (ii) files, or consents or acquiesces by answer or otherwise to the filing against it of a petition for relief or reorganization or rearrangement, readjustment or similar relief or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, dissolution, reorganization, moratorium or other similar Law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as bankrupt or as insolvent or to be liquidated, (vi) gives notice to any Governmental Authority of insolvency or pending insolvency, or (vii) takes corporate action for the purpose of any of the foregoing; or (b) a court of Governmental Authority of competent jurisdiction enters an order appointing, without consent by such Person, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency Law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of such Person, or a petition or involuntary case with respect to any of the foregoing shall be filed or commenced against such Person.

“Board” means the Board of Managers of the Company, which shall have the power and authority described in this Agreement.

“Book Adjustments” means, for any item of Company property for a given fiscal year, adjustments with respect to Book Value for depreciation, cost recovery, or other amortization deduction or gain or loss computed in accordance with Treasury Regulation §1.704-1(b)(2)(iv)(g), including Book Depreciation.

“Book Depreciation” means, for any item of Company property for a given fiscal year, a percentage of depreciation or other cost recovery deduction allowable for federal income tax purposes for that item during that fiscal year equal to the result (expressed as a percentage) obtained by dividing (1) the Gross Asset Value of that item at the beginning of the fiscal year (or the acquisition date during the fiscal year) by (2) the federal adjusted tax basis of the item at the beginning of the fiscal year (or the acquisition date during the fiscal year). If the adjusted tax basis of an item is zero, the Managers may determine Book Depreciation, provided that he or she does so in a reasonable and consistent manner.

“Budget” has the meaning ascribed thereto in the Purchase Agreement.

“California Act” means the California Revised Uniform Limited Liability Company Act (California Corporations Code §§17701.01-17713.13), as it may be amended from time to time, and any successor thereto.

“Capital Account” means, with respect to any Member, the account reflecting the capital interest of the Member in the Company, consisting of the Member’s Capital Contributions maintained and adjusted in accordance with Section 2.8.

“Capital Contributions” means any cash, cash equivalents, promissory obligations or the Fair Market Value of other property which a Member contributes to the Company with respect to any Unit pursuant to Section 2.1. For the avoidance of doubt, “Capital Contributions” shall include all amounts paid by the Investor for the purchase of Series A Preferred Units pursuant to the Purchase Agreement.

Aemetis Biogas LLC
Amended and Restated Limited Liability Company Agreement

“Capital Event” means (a) any direct or indirect sale, exchange, transfer, assignment or other disposition of any of the Company’s or any Subsidiary’s assets, including any disposition of interests in an entity that owns assets (other than to the Company or a Subsidiary), (b) the receipt of insurance and other proceeds on account of an involuntary conversion of Company property, (c) the receipt of proceeds from a refinancing of Company property, or (d) any event similar to any of the foregoing with respect to any property or assets of the Company or any Subsidiary.

“Certificates” has the meaning specified in Section 8.1(a).

“Certificate of Formation” has the meaning specified in Section 1.1.

“Common Unit” means a Unit having the rights and obligations specified with respect to a Common Unit in this Agreement and the Purchase Agreement, but does not include any Series A Preferred Unit.

“Company” has the meaning specified in the preamble of this Agreement.

“Company Minimum Gain” has the meaning specified in Section 3.3(b).

“Conversion Units” has the meaning specified in the Purchase Agreement.

“Covered Taxes” shall mean California Taxes imposed on or with respect to any allocation or distribution or payment made by or on account of the Company under this Agreement or the Purchase Agreement.

“Delaware Act” means the Delaware Limited Liability Company Act.

“Development” has the meaning specified in the Purchase Agreement.

“DGCL” means the Delaware General Corporation Law.

“Economic Interest” means a Person’s right to share in the income or loss or similar items of, and to receive distributions from, the Company, but does not include any other rights of a Member including, without limitation, the right to vote, consent or otherwise participate in the management of the Company, the right to vote for or appoint Managers to the Board, or, except as specifically provided in this Agreement or required under the Delaware Act, any right to information concerning the business and affairs of the Company.

“Effective Date” has the meaning specified in the preamble of this Agreement.

“Electronic transmission by the Company” and “electronic transmission to the Company” have the meanings set forth in California Corporations Code §17701.02(i)(1)-(2).

“Entity” means any general partnership, limited partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative, association or other entity.

Aemetis Biogas LLC
Amended and Restated Limited Liability Company Agreement

“Equity Securities” means, with respect to the Company, all of the Units of (or other ownership or profit interests in) the Company, all the warrants, options or other rights for the purchase or acquisition of Units from (or other ownership or profit interests in) the Company, all securities and/or instruments (including, without limitation, bonds, notes or other obligations) convertible into or exchangeable for Units of (or other ownership or profit interests in) the Company, all warrants, rights or options for the purchase or acquisition from the Company of Units (or other ownership or profits interests), and all of the other ownership or profit interests in the Company (including Membership Interests therein), whether voting or nonvoting, and whether or not such Units, warrants, options, rights or other interests are outstanding on any date of determination.

“Fair Market Value” of any asset shall mean the fair value thereof as of the date of valuation as determined by the Board in good faith on the basis of an orderly sale to a willing, unaffiliated buyer in an arm’s length transaction occurring on the date of valuation and, in the case of any Equity Securities, without regard to the lack of liquidity due to any restrictions (contractual or otherwise) applicable thereto or any discount for minority interests; provided, however, that if a Principal Member disputes any such determination, the Fair Market Value shall be as mutually agreed upon by the Board and such Principal Member; provided, further, that if the Board and such Principal Member are unable to agree on the Fair Market Value within 10 days, such Fair Market Value shall be determined within 20 days thereafter by a nationally recognized investment banking, accounting or valuation firm jointly selected by the Board and such Principal Member.

 “GAAP” has the meaning specified in Section 6.2.

“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States of America, the United States of America or a foreign entity or government.

“Gross Asset Value” means, for any item of property of the Company, the item’s adjusted basis for federal income tax purposes, except that:

(a)           The initial Gross Asset Value of any item of property contributed by a Member to the Company shall be the fair market value of that property, as mutually agreed by the contributing Member and the Company;

(b)           The Gross Asset Value of any item of Company property shall be adjusted as of the following times: (1) the acquisition of an interest or additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (2) the distribution of money or other property (other than a de minimis amount) by the Company to a Member as consideration for a Transferable Interest in the Company; and (3) the liquidation of the Company within the meaning of Treasury Regulation §1.704-1(b)(2)(ii)(g); provided, however, that adjustments under clauses (1) and (2) above shall be made only if the Members have determined that the Company must revalue its assets in accordance with Treasury Regulation §1.704-1(b)(2)(iv)(f);

(c)           The Gross Asset Value of any Company asset distributed to any Member shall be the book value of that asset on the date of distribution; and

(d)           The Gross Asset Value of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted tax basis of those assets under Internal Revenue Code §734(b) or §743(b), subject to the limitations imposed by Internal Revenue Code §755 and only to the extent that those adjustments are taken into account in determining Capital Accounts under Treasury Regulation §1.704-1(b)(2)(iv)(m), and if the Gross Asset Value of an asset has been determined or adjusted under paragraph (a), (b), or (d) of Section 3.11, that Gross Asset Value shall thereafter be adjusted by the Book Adjustments, if any, taken into account for the asset for purposes of computing Profits and Losses.

Aemetis Biogas LLC
Amended and Restated Limited Liability Company Agreement

“Incapacity” means with respect to any Person, the bankruptcy, liquidation, dissolution or termination of such Person.

“Indebtedness” means, without duplication, (a) all obligations for borrowed money, (b) all obligations evidenced by bonds, debentures, notes or other similar instruments or debt securities, (c) all obligations under swaps, hedges or similar instruments, (d) all obligations for the deferred purchase price of any property or services (other than trade accounts payable and accrued expenses incurred in the ordinary course of business), (d) all obligations created or arising under any conditional sale or other title retention agreement, (f) all obligations secured by a Lien, (g) all obligations under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases, (h) all obligations in respect of bankers’ acceptances or letters of credit, (i) all guarantees of any of the foregoing, and (j) all interest, principal, prepayment penalties, premiums, fees or expenses due or owing in respect of any item listed in clauses (a) through (i) above.

“Indemnified Party” has the meaning specified in Section 11.1.

“Initial Public Offering” means any initial underwritten sale of Units or other Equity Securities (or the common stock or other equity securities of any Person that holds, directly or indirectly, all of the equity interests of the Company or the successor to the Company) pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission on Form S-1 (or a successor form) under the Securities Act after which sale of such Units or Equity Securities (or the common stock or other equity securities of such Person) are (a) listed on a national securities exchange and (b) registered under the Securities Exchange Act.

“Investor” means Protair-X Americas, Inc., a Delaware corporation.

“IRC” or “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended, and any successor provision.

“Law” means any federal, state and local statute, law (including common law and the Delaware Act), rule, regulation, code, order, ordinance, license, writ, injunction, judgment, award (including awards of any arbitrator) and decree and other legally enforceable requirement enacted, adopted, issued or promulgated by any Governmental Authority.

“Liquidator” has the meaning specified in Section 9.2.

“Liquidation Preference” has the meaning specified in Section 2.5.

“Losses” has the meaning specified in Section 3.2.

“Majority of Members” means the Members holding a majority of the Voting Units then outstanding.

“Manager” means, at any time, a then current member of the Board, who will be deemed a “manager” (as defined in the Delaware Act), but will be subject to the rights, obligations and limitations set forth in this Agreement.

“Member” “means each Person identified as a holder of Units on the Unit Ownership Ledger as of the date hereof who has executed this Agreement or a counterpart hereof and each Person who is hereafter admitted as a Member in accordance with the terms of this Agreement and the Delaware Act, in each case so long as such Person is shown on the Unit Ownership Ledger as the owner of one or more Units. The Members shall constitute the “members” (as that term is defined in the Delaware Act) of the Company.

Aemetis Biogas LLC
Amended and Restated Limited Liability Company Agreement

“Member Nonrecourse Debt” has the meaning specified in Section 3.3(c).

“Member Nonrecourse Debt Minimum Gain” has the meaning specified in Section 3.3(d).

“Member Nonrecourse Deductions” has the meaning specified in Section 3.3(e).

“Membership Interest” means a limited liability company interest in the Company represented by Units, including the right of the holder thereof to any and all benefits to which such holder may be entitled as provided in the Delaware Act, this Agreement or otherwise, together with the obligations of such holder to comply with all terms and provisions of this Agreement, the Purchase Agreement and the Delaware Act.

“Nonrecourse Deductions” has the meaning specified in Section 3.3(f).

“Nonrecourse Liability” has the meaning specified in Section 3.3(g).

“Note Purchase Agreement” means the Amended and Restated Note Purchase Agreement, dated as of August 6, 2015, is made by and among, Aemetis Advanced Fuels Keyes, Inc, a Delaware corporation, Aemetis Facility Keyes, Inc., a Delaware corporation, Aemetis, Inc., a Nevada corporation, the noteholders parties thereto, and Third Eye Capital Corporation, an Ontario corporation, as agent for such noteholders (together with its successors and assigns in such capacity, the “Noteholders Agent”), as amended, restated, supplemented or otherwise modified from time to time.

“Noteholders Agent” has the meaning specified in the definition herein of “Note Purchase Agreement”.

“Original Operating Agreement” has the meaning specified in Recital B hereof.

“Officers” means each person designated as an officer of the Company to whom authority and duties have been delegated by the Board in accordance with this Agreement.

“Partnership Representative” has the meaning specified in Section 6.5.

“Percentage Interest” means, as of the date of determination (a) with respect to any Member and particular class or series of Units, that percentage corresponding with the ratio that such Member’s relative number of Units within such class or series bears to the total outstanding number of Units of such class or series held by all Members and (b) with respect to any Member and all Units, that percentage corresponding with the ratio that such Member’s relative Membership Interests represented by its Units bears to the total Membership Interests of all Members represented by their outstanding Units (disregarding any distinction in the type of Units), in each case, as set forth in the Units Ownership Ledger.

“Person” means any individual or Entity and, where the context so permits, the legal representatives, successors in interest and permitted assigns of such Person.

“Principal Members” means the collective reference to (a) Aemetis and (b) the Investor and its Affiliates.

Aemetis Biogas LLC
Amended and Restated Limited Liability Company Agreement

“Proceeding” has the meaning specified in Section 11.2

“Profits” has the meaning specified in Section 3.2.

“Project” means the construction of biogas collection from dairy waste ponds and the transport of such biogas in biogas pipelines to ethanol plants and natural gas interconnections.

“Proxy” means a written authorization signed or an electronic transmission authorized by a Member or the Member’s attorney-in-fact giving another Person the power to exercise the voting rights of that Member. A Proxy may not be transmitted orally.

“Purchase Agreement” means the Series A Preferred Unit Purchase Agreement, dated as of the date hereof, among the Company, the Investor, and Third Eye Capital Corporation, as agent (together with its successors and assigns in such capacity, the “Agent”), as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Qualifying Liquidity Event” means (a) an Initial Public Offering, (b) a sale, lease, exclusive license or other disposition, in a single transaction or series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries on a consolidated basis, or (c) the consummation, whether through a single transaction or series of related transactions, of a merger or consolidation of the Company with or into another Entity or any other reorganization or sale of Units or other Equity Securities, if Persons who were not Members (or Affiliates of Members) immediately prior to such merger, consolidation, reorganization or sale own immediately after such merger, consolidation, reorganization or sale a majority of the voting power of the outstanding Securities of the continuing or surviving Entity (or, if the continuing or surviving Entity is a wholly owned Subsidiary of a Person, any direct or indirect parent of such continuing or surviving Entity); provided, however, that a Qualifying Liquidity Event shall not include (x) a transaction if its sole purpose is to change the jurisdiction of the Company’s formation, or (y) a transaction to transfer the Company’s business or assets to another entity that will be owned in substantially the same proportions by the Persons who were, directly or indirectly, the Members immediately before such transaction.

“Regulations,” “Reg,” or “Treasury Reg” means the income tax regulations promulgated by the United States Department of the Treasury and published in the Federal Register for the purpose of interpreting and applying the provisions of the Code, as those Regulations may be amended from time to time, including corresponding provisions of applicable successor regulations.

“Reserves” means the aggregate of reserve accounts that the Board, in the Board’s sole discretion, deems reasonably necessary to meet accrued or contingent liabilities of the Company, reasonably anticipated operating expenses, and working capital requirements.

“Series A Preferred Unit” means a Unit having the rights and obligations specified with respect to a Series A Preferred Unit in this Agreement and the Purchase Agreement.

“Series A Preferred Units Manager” has he meaning specified in Section 5.2(a)(i).

Aemetis Biogas LLC
Amended and Restated Limited Liability Company Agreement

“Subsidiary” means, as to any Person, any corporation or other entity of which: (a) such Person or a Subsidiary of such Person is a general partner or, in the case of a limited liability company, the managing member or manager thereof; (b) at least a majority of the outstanding equity or ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or similar governing body of such corporation or other entity (irrespective of whether or not at the time any equity or ownership interests of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more of its Subsidiaries; or (c) any corporation or other entity as to which such Person consolidates for accounting purposes. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

“Substitute Member” means any Transferee that has been admitted as a Member of the Company pursuant to Section 8.4(c) by virtue of such Transferee receiving all or a portion of a Member’s Units from a Member.

“Tax Item” means each item of income, gain, loss, deduction, or credit of the Company.

“Transfer” means to, directly or indirectly, sell, transfer, assign, gift, pledge, encumber, hypothecate, or similarly dispose of, either voluntarily or involuntarily, by operation of Law or otherwise, or to enter into any contract, option, or other arrangement or understanding with respect to the sale, transfer, assignment, gift, pledge, encumbrance, hypothecation, or similar disposition of, any Membership Interests owned by a Person or any interest in any Membership Interests owned by a Person. "Transfer" when used as a noun, and "Transferred" when used to refer to the past tense, shall have correlative meanings. "Transferor" and "Transferee" mean a Person who makes or receives a Transfer, respectively.

“Transferable Interest” means the right, as originally associated with a Person’s capacity as a Member, to receive distributions from the Company in accordance with the terms of this Agreement, whether or not the Person remains a Member or continues to own any part of the right.

“UCC” has the meaning specified in Section 8.1(b).

“Unit” means a unit representing a fractional part of the Membership Interest of a Member; provided, that any type, class or series of Unit shall have the privileges, preference, duties, liabilities, obligations and rights set forth in this Agreement and the Purchase Agreement, and the Interests represented by such type, class or series of Unit shall be determined in accordance with such privileges, preference, duties, liabilities, obligations and rights.

“Unitholder” means any owner of one or more Units as reflected on the Company’s books and records. Any owner who holds one or more Units but is not also a Member shall not be entitled to exercise any rights of a Member with respect to such Units, except as otherwise provided by non-waivable provisions of applicable Law.

“Unit Ownership Ledger” has the meaning set forth in Section 2.3.

“Voting Unit” means, with respect to a Member, the right to vote or participate in management and any right to information concerning the business and affairs of the Company provided under the Delaware Act, except as limited by the provisions of this Agreement and the Purchase Agreement. A Member’s Voting Unit shall be directly proportional to that Member’s Percentage Interest. The Common Units and Series A Preferred Units are Voting Units.

14.2           Construction

Whenever the context requires, (a) the gender of all words used in this Agreement includes the masculine, feminine, and neuter and (b) terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this Agreement, and such words do not refer to the Delaware Act or any particular section, clause or provision of this Agreement. All references to a Person include such Person’s successors and permitted assigns. All references to Articles and Sections refer to articles and sections of this Agreement, and all references to Exhibits are to exhibits attached hereto, each of which is made a part hereof for all purposes. The use herein of the word “include” or “including,” when following any general statement, term or matter, will not be construed to limit such statement, term or matter to the specific items or matters set forth following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather will be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The term “or” is not exclusive. The definitions set forth or referred to in Section 14.1 will apply equally to both the singular and plural forms of the terms defined and derivative forms of defined terms will have correlative meanings. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision will be applicable whether such action is taken directly or indirectly by such Person, including actions taken by or on behalf of any Affiliate of such Person. All accounting terms used herein and not otherwise defined herein will have the meanings accorded them in accordance with GAAP and, except as expressly provided herein, all accounting determinations will be made in accordance with GAAP. The parties acknowledge that this Agreement has been negotiated by such parties with the benefit of counsel and, accordingly, any principle of Law that provides that any ambiguity in a contract or agreement shall be construed against the party that drafted such contract or agreement shall be disregarded and is expressly waived by all of the parties hereto.

[Signature Pages Follow]

Aemetis Biogas LLC
Amended and Restated Limited Liability Company Agreement
IN WITNESS WHEREOF, the parties hereto have executed or caused to be executed this Agreement, effective as of the Effective Date.

AEMETIS, INC.

By:	/s/ Eric A. McAfee
Name:	Eric A. McAfee
Title:	CEO

Signature Page

Aemetis Biogas LLC
Amended and Restated Limited Liability Company Agreement

PROTAIR-X AMERICAS, INC.

By:	/s/ Dev Bhangui
Name:	Dev Bhangui
Title:	President

Signature Page
Aemetis Biogas LLC Limited Liability Company Agreement

Aemetis Biogas LLC
Amended and Restated Limited Liability Company Agreement

AEMETIS BIOGAS LLC

By:	/s/ Eric A. McAfee
Name:	Eric A. McAfee
Title:	President